Exhibit 4.7

GUARANTY BANCSHARES, INC.

as Issuer,

and

[ ]

as Trustee

SUBORDINATED DEBT INDENTURE

Dated as of [ ]

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ii

iii

CROSS-REFERENCE TABLE

Trust Indenture Act Section Indenture Section

§310	(a)(1) 508

(a)(2) 508

(a)(5) 508

(b) 509

§311	(a) 505

(b) 505

§312	(a) 601

(b) 602

(c) 602

§313	(a) 603

(b)(2) 603

(c) 603

(d) 603

§314	(a) 604

(a)(4) 907

(c)(1) 102

(c)(2) 102

(e) 102

§315	(a) 501, 502

(b) 503

(c) 501

(d) 501, 502

(e) 413

§316	(a) (last sentence) 101

(a)(1)(A) 402, 411 (a)(1)(B) 411, 412

(b) 407

(c) 104

§317 (a)(1) 402

(a)(2) 403

(b) 903

§318 (a) 107

(b) 107

(c) 107

Note: This Cross-Reference table will not, for any purpose, be deemed part of this Indenture.

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This SUBORDINATED DEBT INDENTURE dated as of [ ] is between Guaranty Bancshares, Inc., a Texas corporation (the “Company”), and [ ], as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its subordinated unsecured debentures, notes, bonds or other evidences of indebtedness to be issued in one or more series unlimited as to principal amount, to bear such rates of interest, to mature at such time or times, to be issued in one or more series and to have such other provisions as will be fixed as hereinafter provided; and

WHEREAS, this Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder that are required to be part of this Indenture and, to the extent applicable, will be governed by such provisions.

NOW, THEREFORE, in order to declare the terms and conditions upon which the Subordinated Notes are authenticated, issued and delivered, and in consideration of the premises, and of the purchase and acceptance of the Subordinated Notes by the holders thereof, the Company and the Trustee agree as follows for the benefit of each other and for the benefit of the respective Holders from time to time of the Subordinated Notes or any series thereof.

Article I.
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 101 Definitions.

Except as otherwise expressly provided in this Indenture or unless the context otherwise requires, the terms defined in this Section for all purposes of this Indenture, any Company Order, any Board Resolution, and any indenture supplemental hereto will have the respective meanings specified in this Section.

“Act,” when used with respect to any Holders, is defined in Section 104.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any global Subordinated Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Authenticating Agent” means any Person authorized by the Trustee in accordance with Section 512 to act on behalf of the Trustee to authenticate Subordinated Notes of one or more Series.

“Authorized Newspaper” means a newspaper, in an official language of the place of publication or in the English language, customarily published on each day that is a Business Day in the place of publication, whether or not published on days that are not Business Days in the place of publication, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same place meeting the foregoing requirements and in each case on any day that is a Business Day in the place of publication.

“Authorized Officer” means each of the Chairman of the Board, the Chief Executive Officer, the President, any Senior Executive Vice President and the Chief Financial Officer of the Company.

“Bankruptcy Laws” mean Title 11, United States Code (11 U.S.C. §§101 et seq.) or any similar federal or state law for the relief of debtors.

“Board of Directors” means, as to any Person, the board of directors, or similar governing body, of such Person or any duly authorized committee thereof.

“Board Resolution” means one or more resolutions, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, delivered to the Trustee.

“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in the City of [ ] are authorized or obligated by law, regulation or executive order to close.

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” means any and all shares of the common stock, par value $1.00 per share, of the Company, whether outstanding on the date of this Indenture or issued thereafter, and includes, without limitation all series and classes of such common stock.

“Company” is defined in the preamble to this Indenture.

“Company Request” and “Company Order” mean, respectively, a written request or order, as the case may be, signed on behalf of the Company by an Authorized Officer and delivered to the Trustee.

“Corporate Trust Office” means the address of the Trustee specified in Section 105 or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the designated address of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Covenant Defeasance” is defined in Section 302(3).

“Defaulted Interest” is defined in Section 211.

“Depositary” means, with respect to any Subordinated Note issuable or issued in whole or in part in global form, the Person designated as depositary by the Company in accordance with this Indenture, and any and all successors thereto appointed as Depositary under this Indenture.

“Dollars” or “$” means a dollar or other equivalent unit of legal tender for payment of public or private debts in the United States of America.

“Equivalent Terms” is defined in Section 1002.

“Event of Default” is defined in Section 401.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute thereto.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the statements and pronouncements of the Financial Accounting Standards Board and such other statements by such other entities (including the Commission) as have been accepted by a significant segment of the accounting profession, which are applicable at the date of this Indenture.

“Government Obligations” means securities which are direct obligations of the United States of America in each case where the payment or payments thereunder are supported by the full faith and credit of the United States of America.

“Holder” means the Person in whose name the Subordinated Note is registered in the Subordinated Note Register.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and, with respect to any Subordinated Note, by the terms and provisions of such Subordinated Note established in accordance with Section 204 (as such terms and provisions may be amended in accordance with the applicable provisions hereof).

“Interest Payment Date,” with respect to any Subordinated Note, means the date on which an installment of interest is due on such Subordinated Note.

“Legal Defeasance” is defined in Section 302(2).

“Maturity” means the date on which the principal of a Subordinated Note or an installment of principal becomes due and payable as provided in or under this Indenture or such Subordinated Note, whether at the Stated Maturity or by an acceleration of the maturity of such Subordinated Note in accordance with the terms of such Subordinated Note, upon redemption at the option of the Company, upon repurchase or repayment or otherwise, and includes a Redemption Date for such Subordinated Note and a date fixed for the repurchase or repayment of such Subordinated Note at the option of the Holder.

“Officer” means, with respect to any Person, the chairman of the board, vice chairman of the board, the chief executive officer, the president, the chief operating officer, the chief financial officer, the treasurer, any assistant treasurer, the controller, the secretary or any Vice President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company, that complies with the requirements of Section 102 and is delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee, which opinion meets the requirements of Section 102. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company

“Outstanding,” when used with respect to any Subordinated Notes, means, as of the date of determination, all such Subordinated Notes theretofore authenticated and delivered under this Indenture, except (1) any such Subordinated Note theretofore cancelled by the Trustee or the Registrar or delivered to the Trustee or the Registrar for cancellation; (2) any such Subordinated Note for whose payment at the Maturity thereof money in the necessary amount has been theretofore deposited in accordance with this Indenture (other than in accordance with Section 302) with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company will act as its own Paying Agent) for the Holders of such Subordinated Notes, provided that, if such Subordinated Notes are to be redeemed, notice of such redemption has been duly given in accordance with this Indenture or provision therefor satisfactory to the Trustee has been made; (3) any such Subordinated Note with respect to which the Company has effected Legal Defeasance or Covenant Defeasance in accordance with Section 302, except to the extent provided in Section 302; (4) any such Subordinated Note that has been paid in accordance with Section 210 or in exchange for or in lieu of which other Subordinated Notes have been authenticated and delivered under this Indenture, unless there will have been presented to the Trustee proof satisfactory to the Trustee that such Subordinated Note is held by a bona fide purchaser in whose hands such Subordinated Note is a valid obligation of the Company; and (5) any such Subordinated Note converted or exchanged as contemplated by this Indenture into Common Stock or other securities or property, if the terms of such Subordinated Note provide for such conversion or exchange in accordance with Section 204; provided, however, in all cases, that in determining whether the Holders of the requisite principal amount of Outstanding Subordinated Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Subordinated Notes owned by the Company or any other obligor upon the Subordinated Notes or any Affiliate of the Company or such other obligor will be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee will be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Subordinated Notes that a Responsible Officer of the Trustee actually knows to be so owned will be so disregarded. Subordinated Notes so owned that will have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Subordinated Notes and that the pledgee is not the Company or any other obligor upon the Subordinated Notes or an Affiliate (other than a Trust) of the Company or such other obligor.

“Paying Agent” is defined in Section 208.

“Person” mean any individual, corporation, partnership, association, limited liability company, other company, statutory trust, business trust, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment,” with respect to any Subordinated Note, means the place or places where the principal of, or any premium or interest on, such Subordinated Note are payable as provided in or under this Indenture or such Subordinated Note.

“Redemption Date,” with respect to any Subordinated Note or portion thereof to be redeemed, means the date fixed for such redemption by or under this Indenture or such Subordinated Note.

“Redemption Price,” with respect to any Subordinated Note or portion thereof to be redeemed, means the price at which it is to be redeemed as determined by or under this Indenture or such Subordinated Note.

“Registrar” is defined in Section 208.

“Regular Record Date,” with respect to any Interest Payment Date, means the date specified in or under the Indenture or such Subordinated Note as the record date for the payment of such interest.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time will be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who will have direct responsibility for the administration of this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute thereto.

“Senior Indebtedness” means the principal of, and premium, if any, and interest, including interest accruing after the commencement of any bankruptcy proceeding relating to the Company, on, or substantially similar payments the Company makes in respect of the following categories of debt, whether that debt was outstanding on the date of execution of this Indenture or thereafter incurred, created or assumed: (1) indebtedness of the Company evidenced by notes, debentures, or bonds or other securities issued under the provisions of any indenture, fiscal agency agreement, debenture or note purchase agreement or other agreement, including any senior debt securities that may be offered; (2) indebtedness of the Company for money borrowed or represented by purchase money obligations, as defined below; (3) the Company’s obligations as lessee under leases of property whether made as part of a sale and leaseback transaction to which it is a party or otherwise; (4) indebtedness, obligations and liabilities of others in respect of which the Company is liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which it has agreed to purchase or otherwise acquire and indebtedness of partnerships and joint ventures that is included in the Company’s consolidated financial statements; (5) reimbursement and other obligations relating to letters of credit, bankers’ acceptances and similar obligations; (6) obligations under various hedging arrangements and agreements, including interest rate and currency hedging agreements and swap and non-swap forward agreements; (7) all of the Company’s obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business; and (8) deferrals, renewals or extensions of any of the indebtedness or obligations described in clauses (1) through (7) above. However, clauses (1) through (8) above exclude: (x) any indebtedness, obligation or liability referred to in clauses (1) through (8) above as to which, in the instrument creating or evidencing that indebtedness, obligation or liability, it is expressly provided that the indebtedness, obligation or liability is not senior in right of payment, is junior in right of payment to, or ranks equally in right of payment with, other specified types of indebtedness, obligations and liabilities of the Company, which other specified types of indebtedness, obligations and liabilities of the Company include the Subordinated Notes; (y) any indebtedness, obligation or liability that is subordinated to indebtedness, obligations or liabilities of the Company to substantially the same extent as or to a greater extent than the Subordinated Notes are subordinated; and (z) the Subordinated Notes and, unless expressly provided in the terms thereof, any indebtedness of the Company to its Subsidiaries.

As used above, the term “purchase money obligations” means indebtedness, obligations evidenced by a note, debenture, bond or other instrument, whether or not secured by a lien or other security interest, issued to evidence the obligation to pay or a guarantee of the payment of, and any deferred obligation for the payment of, the purchase price of property but excluding indebtedness or obligations for which recourse is limited to the property purchased, issued or assumed as all or a part of the consideration for the acquisition of property or services, whether by purchase, merger, consolidation or otherwise, but does not include any trade accounts payable.

“Series” means a series of Subordinated Notes designated or established in accordance with Section 204, all of which Subordinated Notes in such Series will have like terms and conditions (other than the principal amount thereof).

“Significant Subsidiary” means any Subsidiary of the Company that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X promulgated by the Commission (as such rule is in effect on the date of this Indenture).

“Special Record Date” for the payment of any Defaulted Interest on any Subordinated Note means a date fixed in accordance with Section 211.

“Stated Maturity” with respect to any Subordinated Note or any installment of principal thereof or interest thereon, means the date established by or under this Indenture or such Subordinated Note as the fixed date on which the principal of such Subordinated Note or such installment of principal or interest is due and payable.

“Subordinated Note” or “Subordinated Notes” means any note or notes, bond or bonds, debenture or debentures, or any other evidence or evidences of indebtedness, as the case may be, authenticated and delivered under this Indenture.

“Subordinated Note Register” is defined in Section 208.

“Subordination Provisions,” when used with respect to the Subordinated Note of any Series, has the meaning established in accordance with Section 204(20) with respect to the Subordinated Notes of such Series.

“Subsidiary” means a corporation, a partnership, business or statutory trust or a limited liability company, a majority of the outstanding voting equity securities or a majority of the voting membership or partnership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company. For the purposes of this definition, “voting equity securities” means securities having voting power for the election of directors, managers, managing partners or trustees, as the case may be, whether at all times or only so long as no senior class of stock has voting power by reason of any contingency.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustee” means [ ], as trustee, until a successor replaces it in accordance with the provisions of this Indenture and thereafter means the successor serving hereunder.

“United States,” means the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction; and the term “United States of America” means the United States of America.

Section 102 Compliance Certificates and Opinions.

Except as otherwise expressly provided in or under this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company will furnish to the Trustee an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent (including covenants compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent (including covenants compliance with which constitutes a condition precedent), if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents or any of them is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Each certificate or opinion with respect to which compliance with a condition provided for in this Indenture (other than an Officers’ Certificate provided under Section 907) must comply with the provisions of Section 314(e) of the Trust Indenture Act and must include:

(1) a statement that the person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such condition has been satisfied; and

(4) a statement as to whether or not, in the opinion of such person, such condition has been satisfied.

Section 103 Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based is erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture or any Subordinated Note, they may, but need not, be consolidated and form one instrument.

Section 104 Acts of Holders.

(1) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by or under this Indenture to be made, given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action will become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Subordinated Note, will be sufficient for any purpose of this Indenture and (subject to Section 501) conclusive in favor of the Trustee and the Company and any agent of the Trustee or the Company, if made in the manner provided in this Section.

(2) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner that the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine, and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section.

(3) The ownership, principal amount and serial numbers of Subordinated Notes held by any Person, and the date of the commencement and the date of the termination of holding the same, will be proved by the Subordinated Note Register.

(4) The Company may, in the circumstances permitted by the Trust Indenture Act, set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, any such record date will be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation. If a record date is fixed, the Holders on such record date, and only such Persons, will be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action will be valid or effective if made, given or taken more than 90 days after such record date.

(5) Any effective request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Subordinated Note will bind every future Holder of the same Subordinated Note and the Holder of every Subordinated Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee, any Registrar, any Paying Agent or the Company in reliance thereon, whether or not notation of such Act is made upon such Subordinated Note.

(6) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Subordinated Note may do so with regard to all or any part of the principal amount of such Subordinated Note or by one or more duly appointed agents, each of which may do so in accordance with such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount in accordance with this paragraph will have the same effect as if given or taken by separate Holders of each such different part.

(7) Without limiting the generality of this Section 104, a Holder, including a Depositary that is a Holder of a global Subordinated Note, may make, give or take, by a proxy or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other Act provided in or under this Indenture or the Subordinated Notes to be made, given or taken by Holders, and a Depositary that is a Holder of a global Subordinated Note may provide its proxy or proxies to the beneficial owners of interests in any such global Subordinated Note through such Depositary’s Applicable Procedures. The Company may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any global Subordinated Note entitled under the Applicable Procedures of such Depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, will be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action will be valid or effective if made, given or taken more than 90 days after such record date.

Promptly upon any record date being set in accordance with this Section 104, the Company, at its own expense, will cause notice of the record date, the proposed action by Holders and the expiration date to be given to the Trustee in writing and the Holders in the manner set forth in Section 105.

Section 105 Required Notices or Demands.

Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by registered or certified mail (return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to the other’s address:

If to the Company:

Guaranty Bancshares, Inc.

16475 Dallas Parkway, Suite 600

Addison, Texas 75001

Attention: [ ]

Facsimile: [ ]

If to the Trustee:

[ ]

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

All notices and communications will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; on the first Business Day after being sent, if sent by facsimile and the sender receives confirmation of successful transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice required or permitted to be given to a Holder under the provisions of this Indenture will be deemed to be properly mailed by being deposited postage prepaid in a post office letter box in the United States addressed to such Holder at the address of such Holder as shown on the Subordinated Note Register. Any report in accordance with Section 313 of the Trust Indenture Act will be transmitted in compliance with subsection (c) therein. If the Company mails a notice or communication to Holders, the Company will mail a copy to the Trustee at the same time.

In any case where notice to Holders of Subordinated Notes is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Subordinated Note will affect the sufficiency of such notice with respect to other Holders of Subordinated Notes. Any notice that is mailed in the manner herein provided will be conclusively presumed to have been duly given or provided. In the case by reason of the suspension of regular mail service or by reason of any other cause it will be impracticable to give such notice by mail, then such notification as will be made with the approval of the Trustee will constitute a sufficient notification for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver will be the equivalent of such notice. Waivers of notice by Holders of Subordinated Notes will be filed with the Trustee, but such filing will not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Notwithstanding any other provision herein, where this Indenture provides for notice to any Holder of a global Subordinated Note, or of an interest therein, such notice will be sufficiently given if given to the Depositary for such global Subordinated Note (or its designee) according to the applicable procedures of such Depositary prescribed for giving such notice.

Section 106 Language of Notices.

Any request, demand, authorization, direction, notice, consent or waiver or other Act required or permitted under this Indenture will be in the English language, except that, if the Company so elects, any published notice may be in an official language of the country of publication.

Section 107 Incorporation by Reference of Trust Indenture Act; Conflicts.

Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:

“indenture securities” means the Subordinated Notes;

“indenture security holder” means a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Subordinated Notes means the Company and any successor obligor upon the Subordinated Notes.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule under the Trust Indenture Act have the meanings so assigned to them as of the date of this Indenture. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture that is required to be included in this Indenture by any of Sections 310 to 317, inclusive, of the Trust Indenture Act, such required provision will control. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Section 318(c) of the Trust Indenture Act, the duties imposed by Section 318(c) of the Trust Indenture Act will control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provisions of the Trust Indenture Act will be deemed to apply to this Indenture as so modified or will be excluded, as the case may be.

Section 108 Effect of Headings and Table of Contents.

The Article and Section headings in this Indenture and the Table of Contents are for convenience only and will not affect the construction of this Indenture.

Section 109 Successors and Assigns.

All the covenants, stipulations, promises and agreements in this Indenture by or on behalf of the Company or the Trustee will bind its respective successors and permitted assigns, whether so expressed or not.

Section 110 Severability.

In case any provision in this Indenture or any Subordinated Note will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not, to the fullest extent permitted by law, in any way be affected or impaired thereby.

Section 111 Benefits of Indenture.

Nothing in this Indenture or any Subordinated Note, express or implied, will give to any Person, other than the parties hereto, any Registrar, any Paying Agent and their respective successors hereunder and the Holders of Subordinated Notes, and the holders of Senior Indebtedness with respect to such Series, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 112 Governing Law.

This Indenture and the Subordinated Notes will be governed by and construed in accordance with the laws of the State of [ ] applicable to agreements made or instruments entered into and, in each case, performed in said State (without reference to principles of conflicts of law).

Section 113 Legal Holidays.

Unless otherwise specified in or under this Indenture or any Subordinated Notes, in any case where any Interest Payment Date, Stated Maturity or Maturity of, or any other day on which a payment is due with respect to, any Subordinated Note will be a day that is not a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or any Subordinated Note other than a provision in any Subordinated Note or in the Board Resolution, Officers’ Certificate or supplemental indenture establishing the terms of any Subordinated Note that specifically states that such provision will apply in lieu hereof) payment need not be made at such Place of Payment on such date, but such payment may be made on the next succeeding day that is a Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, at the Stated Maturity or Maturity or on any such other payment date, as the case may be, and no interest will accrue on the amount payable on such date or at such time for the period from and after such Interest Payment Date, Stated Maturity, Maturity or other payment date, as the case may be, to the next succeeding Business Day.

Section 114 Counterparts; Electronic Transmission.

This Indenture may be executed in several counterparts, each of which will be an original and all of which will constitute but one and the same instrument. Any facsimile or electronically transmitted copies hereof or signature hereon will, for all purposes, be deemed originals.

Section 115 Immunity of Certain Persons.

No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Subordinated Note, or because of any indebtedness evidenced thereby, will be had against any past, present or future shareholder, employee, officer or director, as such, of the Company or of any predecessor or successor, either directly or through the Company or any predecessor or successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Subordinated Notes by the Holders and as part of the consideration for the issue of the Subordinated Notes.

Section 116 Waiver of Jury Trial.

EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SUBORDINATED NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 117 Force Majeure.

In no event will the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee will use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 118 USA Patriot Act.

The Trustee hereby notifies the Company that in accordance with the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow the Trustee to identify the Company in accordance with the USA Patriot Act.

Section 119 No Sinking Fund.

The Subordinated Notes are not entitled to the benefit of any sinking fund.

Section 120 Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) “including” means including without limitation;

(6) “will” will be interpreted to express a command;

(7) provisions apply to successive events and transactions;

(8) references to sections of, or rules under, the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time;

(9) unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture; and

(10) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision.

ARTICLE II.
THE SUBORDINATED NOTES

Section 201 Forms Generally.

Each Subordinated Note and temporary or permanent global Subordinated Note issued under this Indenture will be in the form established by or in accordance with a Board Resolution and set forth in an Officers’ Certificate, or established in one or more indentures supplemental hereto, will have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by or under this Indenture or any indenture supplemental hereto and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officer of the Company executing such Subordinated Note as evidenced by the execution of such Subordinated Note.

The Subordinated Note will be issuable in registered form without coupons.

Definitive Subordinated Notes may be printed, lithographed or engraved or produced by any combination of these methods on a steel engraved border or steel engraved borders or may be produced in any other manner, all as determined by the officer of the Company executing such Subordinated Notes, as evidenced by the execution of such Subordinated Notes.

Section 202 Form of Trustee’s Certificate of Authentication.

Subject to Section 512, the Trustee’s certificate of authentication will be in substantially the following form:

This is one of the Subordinated Notes of the Series designated herein referred to in the within-mentioned Indenture.

As Trustee

By:

As Authenticating Signatory

Section 203 Subordinated Notes in Global Form.

Unless otherwise provided in or under this Indenture or any Subordinated Notes, the Subordinated Notes will not be issuable in global form. If Subordinated Notes of a Series will be issuable in temporary or permanent global form, any such Subordinated Note may provide that it or any number of such Subordinated Notes will represent the aggregate amount of all Outstanding Subordinated Notes of such Series (or such lesser amount as is permitted by the terms thereof) from time to time set forth in such Subordinated Notes in global form, endorsed thereon or reflected on the books and records of the Trustee and may also provide that the aggregate amount of Outstanding Subordinated Notes represented thereby may from time to time be increased or reduced to reflect exchanges. Any endorsement of any Subordinated Note in global form to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Holders, of Outstanding Subordinated Notes represented thereby will be made in such manner and by such Person or Persons as will be specified therein or in accordance with Section 204 with respect to such Subordinated Note or in the Company Order to be delivered in accordance with Section 205 or Section 207 with respect thereto. Subject to the provisions of Section 205 and, if applicable, Section 207, the Trustee will deliver and redeliver any Subordinated Note in global form in the manner and upon instructions given by the Person or Persons specified therein or in accordance with Section 204 with respect to such Subordinated Note or in the applicable Company Order. If a Company Order under Section 205 or Section 207 has been, or simultaneously is, delivered, any instructions by the Company with respect to a Subordinated Note in global form will be in writing but need not be accompanied by or contained in an Officers’ Certificate and need not be accompanied by an Opinion of Counsel. Notwithstanding the foregoing provisions of this paragraph, in the event a global Subordinated Note is exchangeable for definitive Subordinated Notes as provided in Section 209, then, unless otherwise provided in or under this Indenture with respect to the Subordinated Notes of such Series, the Trustee will deliver and redeliver such global Subordinated Note to the extent necessary to effect such exchanges, will endorse such global Subordinated Note to reflect any decrease in the principal amount thereto resulting from such exchanges and will take such other actions, all as contemplated by Section 209.

Notwithstanding the provisions of Section 211, unless otherwise specified in or under this Indenture or any Subordinated Notes, payment of principal of, and any premium and interest on, any Subordinated Note in temporary or permanent global form will be made to the Person or Persons specified therein.

Notwithstanding the provisions of Section 212 and except as provided in the preceding paragraph, the Company, the Trustee and any agent of the Company or the Trustee will treat as the Holder of such principal amount of Outstanding Subordinated Notes represented by a global Subordinated Note, the Holder of such global Subordinated Note in registered form.

Section 204 Amount Unlimited; Issuable in Series.

The aggregate principal amount of Subordinated Notes that may be authenticated and delivered under this Indenture is unlimited. The Company may issue up to the aggregate principal amount of Subordinated Notes of a Series from time to time authorized by or under one or more Board Resolutions.

The Subordinated Notes may be issued in one or more Series. All Subordinated Notes of each Series issued under this Indenture will in all respects be equally and ratably entitled to the benefits hereof with respect to that Series without preference, priority or distinction on account of the actual time or times of the authentication and delivery or Maturity of the Subordinated Notes of such Series. Unless expressly provided otherwise with respect to a Series, not all Subordinated Notes of a Series need be issued at the same time, and, unless otherwise provided in the Subordinated Notes of that Series or in this Indenture, a Series may be reopened and the aggregate principal amount of the Subordinated Notes of a Series may be increased and additional Subordinated Notes of that Series may be issued up to a maximum aggregate principal amount authorized for that Series, as that maximum aggregate principal amount may be increased from time to time. All Subordinated Notes of a Series will rank equally among themselves and with the other existing and future indebtedness of the Company that is subordinated in right of payment to the Senior Indebtedness to the same extent as the Subordinated Notes of that Series.

The Company may from time to time establish one or more Series under this Indenture. A Series will be established by the execution and delivery of a supplemental indenture or the adoption of a Board Resolution by the Board of Directors establishing that Series. The specific terms and conditions of the Subordinated Notes of any Series established will be determined and set either (1) by the supplemental indenture that establishes the Series, (2) if the Series is established by a supplemental indenture, to the extent that those specific terms and conditions are not determined and set by that supplemental indenture, by the adoption of a Board Resolution or Board Resolutions by the Board of Directors and, to the extent that those specific terms and conditions are not determined and set by the supplemental indenture or by the adoption of a Board Resolution or Board Resolutions by the Board of Directors or by a combination of those means of determining and setting the specific terms and conditions of the Subordinated Notes of that Series, by the action of one or more Authorized Officers in accordance with authority to determine and set the specific terms and conditions of the Subordinated Notes of that Series specifically delegated by the Board of Directors to that Authorized Officer or those Authorized Officers or (3) if the Series is established by action of the Board of Directors, to the extent that those specific terms and conditions are not set by the adoption of a Board Resolution or Board Resolutions by the Board of Directors, by the action of one or more Authorized Officers in accordance with authority to determine and set the specific terms and conditions of the Subordinated Notes of that Series specifically delegated by the Board of Directors to that Authorized Officer or those Authorized Officers. If the specific terms and specific conditions of the Subordinated Notes of a Series are determined and set by action of the Board of Directors, that action will be evidenced by a Board Resolution. If the specific terms and conditions of the Subordinated Notes of a Series established by action of the Board of Directors are determined and set by an Authorized Officer or Authorized Officers in accordance with authority delegated to them by the Board of Directors, that action will be evidenced by an Officers’ Certificate executed by the Authorized Officer or Authorized Officers determining and setting those terms and conditions, which certificate will also be attested to by the Secretary or an Assistant Secretary of the Company. If the specific terms and conditions of the Subordinated Notes of a Series established by action of the Board of Directors are determined and set by an Authorized Officer or Authorized Officers in accordance with authority delegated to them by the Board of Directors and an Officers’ Certificate has been delivered in connection with the establishment of the terms and conditions of the Subordinated Notes of a Series and the issuance of the Subordinated Notes of that Series, an additional Officers’ Certificate will not be required to be delivered in connection with any subsequent issuance of additional Subordinated Notes of that Series.

Upon a Series being established and the specific terms and conditions of the Subordinated Notes of that Series being determined and set otherwise than through a supplemental indenture, the Company will cause to be delivered to the Trustee an Officers’ Certificate certifying that the Series has been established and the specific terms and conditions of the Subordinated Notes of the Series have been determined and set and attaching to that Officers’ Certificate (1) the Board Resolution establishing the Series, (2) the Board Resolution or Board Resolutions determining and setting the specific terms and conditions of the Subordinated Notes of that Series or providing for the delegation of authority to one or more Authorized Officers to determine and set the specific terms and conditions of the Subordinated Notes of that Series and (3) if an Authorized Officer or Authorized Officers has determined and set the specific terms and conditions of the Subordinated Notes of that Series, attaching the Certificate evidencing the action of that Authorized Officer or those Authorized Officers. The Officers’ Certificate that is required to be delivered to the Trustee in accordance with the immediately preceding sentence, may be provided before or at the time of the consummation of the first issuance of Subordinated Notes of the Series to which the Officers’ Certificate relates.

Each Board Resolution of the Company determining and setting the specific terms and conditions of the Subordinated Notes of a Series, each Officers’ Certificate evidencing the specific terms and conditions of the Subordinated Notes of a Series, and each Supplemental Indenture setting forth the terms and conditions of the Subordinated Notes of a Series, will set forth the following information as to the terms and conditions of that Series:

(1) the title of the Subordinated Notes of such Series;

(2) the aggregate principal amount of the Subordinated Notes of such Series to be initially issued and sold by the Company and any limit upon the aggregate principal amount of Subordinated Notes of such Series that may be authenticated and delivered under this Indenture (except for Subordinated Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Subordinated Notes of such Series in accordance with Section 207, Section 209, Section 210, Section 805 or Section 1007, or upon surrender in part of any Subordinated Note for conversion or exchange into Common Stock or other securities or property in accordance with its terms), and if from time to time the Company may issue additional Subordinated Notes of such Series or establish additional terms of the Subordinated Notes of such Series;

(3) if any of such Subordinated Notes of such Series are to be issuable in global form, when any of such Subordinated Notes are to be issuable in global form and (i) whether such Subordinated Notes are to be issued in temporary or permanent global form or both, (ii) the conditions upon which Subordinated Notes in definitive form will be issued to beneficial owners of Subordinated Notes of Series; (iii) whether beneficial owners of interests in any such global Subordinated Note may exchange such interests for Subordinated Notes of the same Series and of like tenor and of any authorized form and denomination, and the circumstances under which any such exchanges may occur, if other than in the manner specified in Section 209, (iv) the name of the Depositary with respect to any such global Subordinated Note and (v) if applicable and in addition to the Persons specified in Section 209, the Person or Persons who will be entitled to make any endorsements on any such global Subordinated Note and to give the instructions and take the other actions with respect to such global Subordinated Note contemplated by the first paragraph of Section 203;

(4) the date or dates, or the method or methods, if any, by which such date or dates will be determined, on which the principal and premium, if any, of such Subordinated Notes is payable;

(5) the rate or rates at which such Subordinated Notes will bear interest, if any, or the method or methods, if any, by which such rate or rates are to be determined, the date or dates, if any, from which such interest will accrue or the method or methods, if any, by which such date or dates are to be determined, the Interest Payment Dates, if any, on which such interest will be payable and the Regular Record Date, if any, for the interest payable on such Subordinated Notes on any Interest Payment Date, the notice, if any, to Holders regarding the determination of interest on a floating rate Subordinated Note and the manner of giving such notice, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

(6) if in addition to or other than [ ], the place or places where the principal of, any premium and interest on, such Subordinated Notes will be payable, any of such Subordinated Notes may be surrendered for registration of transfer or exchange, any of such Subordinated Notes may be surrendered for conversion or exchange, and notices or demands to or upon the Company in respect of such Subordinated Notes and this Indenture may be served;

(7) whether any of the Subordinated Notes are subject to prepayment and, if so, any premium payable in connection with any such prepayment;

(8) whether any of such Subordinated Notes are to be redeemable at the option of the Company and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such Subordinated Notes may be redeemed, in whole or in part;

(9) if the Company is obligated to redeem or purchase any of such Subordinated Notes at the option of any Holder thereof and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such Subordinated Notes will be redeemed or purchased, in whole or in part, under such obligation, and any provisions for the remarketing of such Subordinated Notes so redeemed or purchased;

(10) the denominations in which any of such Subordinated Notes will be issuable if other than denominations of $1,000 and any integral multiple thereof;

(11) whether the Subordinated Notes of the Series will be convertible into and/or exchangeable for Common Stock or other securities or property, and if so, the terms and conditions upon which such Subordinated Notes will be so convertible or exchangeable, and any deletions from or modifications or additions to this Indenture to permit or to facilitate the issuance of such convertible or exchangeable Subordinated Notes or the administration thereof;

(12) if other than the principal amount thereof, the portion of the principal amount of any of such Subordinated Notes that will be payable upon declaration of acceleration of the Maturity thereof in accordance with Article IV or the method by which such portion is to be determined;

(13) if the amount of payments of principal of, or any premium or interest on, such Subordinated Notes may be determined with reference to an index, formula or other method or methods (which index, formula or method or methods may be based, without limitation, on one or more commodities, equity indices or other indices), and, if so, the terms and conditions upon which and the manner in which such amounts will be determined and paid or payable;

(14) any affirmative, negative or financial covenants to which the Company will be subject or obligated to perform so long as any Subordinated Note of such Series is Outstanding;

(15) any deletions from, modifications of, or additions to, the Events of Default or covenants of the Company with respect to any of such Subordinated Notes (whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein), and if Section 906 will be applicable with respect to any such additional covenants;

(16) if any one or more of Section 301 relating to satisfaction and discharge, Section 302(2) relating to Legal Defeasance or Section 302(3) relating to Covenant Defeasance will not be applicable to the Subordinated Notes of such Series, and any covenants in addition to or other than those specified in Section 302(3) relating to the Subordinated Notes of such Series that will be subject to Covenant Defeasance, and, if the Company’s obligation to repurchase or repay such Subordinated Notes will be subject to satisfaction and discharge in accordance with Section

301 or to Legal Defeasance or Covenant Defeasance in accordance with Section 302, and, if the Holders of such Subordinated Notes have the right to convert or exchange such Subordinated Notes into Common Stock or other securities or property, if the right to effect such conversion or exchange will be subject to satisfaction and discharge in accordance with Section 301 or to Legal Defeasance or Covenant Defeasance in accordance with Section 302, and any deletions from, or modifications or additions to, the provisions of Article III (including any modification which would permit satisfaction and discharge, Legal Defeasance or Covenant Defeasance to be effected with respect to less than all of the outstanding Subordinated Notes of such Series) in respect of the Subordinated Notes of such Series;

(17) if any of such Subordinated Notes are issuable in global form and are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Subordinated Note) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

(18) if not the Trustee, the identity of each Registrar, Paying Agent or Authenticating Agent with respect to such Subordinated Notes;

(19) the Person to whom any interest on any Subordinated Note of such Series will be payable, if other than the Person in whose name the Subordinated Note is registered at the close of business on the Regular Record Date for such interest, and the extent to which, or the manner in which, any interest payable on a temporary global Subordinated Note will be paid if other than in the manner provided in this Indenture;

(20) the terms according to which the Subordinated Notes of such Series will be made subordinate in right of payment to Senior Indebtedness, the definition of such Senior Indebtedness with respect to such Series and any changes in Article XI with respect to such Series; and a Board Resolution, Officers’ Certificate or supplemental indenture, as the case may be, establishing the terms of such Series will expressly state which articles, sections or other provisions thereof constitute the “Subordination Provisions” with respect to the Securities of such Series; and

(21) any other terms of such Subordinated Notes and any deletions from or modifications or additions to this Indenture in respect of such Subordinated Notes.

The terms of the Subordinated Notes of any Series may provide, without limitation, that the Subordinated Notes will be authenticated and delivered by the Trustee on original issue from time to time upon telephonic or written order of persons designated in the Board Resolution, Officers’ Certificate or supplemental indenture, as the case may be, pertaining to such Series of Subordinated Notes (telephonic instructions to be promptly confirmed in writing by such person) and that such persons are authorized to determine, consistent with such Board Resolution, Officers’ Certificate or supplemental indenture, such terms and conditions of the Subordinated Notes of such Series as are specified in such Board Resolution, Officers’ Certificate or supplemental indenture. All Subordinated Notes of any one Series need not be issued at the same time and, if so provided by the Company as contemplated by this Section 204, a Series may be reopened from time to time without the consent of any Holders for issuances of additional Subordinated Notes of such Series or to establish additional terms of such Series of Subordinated Notes.

If any of the terms of the Subordinated Notes of any Series will be established by action taken by or in accordance with a Board Resolution, the Board Resolution will be delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of such Series.

Section 205 Execution and Authentication.

Subordinated Notes will be executed on behalf of the Company by any Authorized Officer and may (but need not) have the Company’s corporate seal or a facsimile thereof reproduced thereon. The signature of an Authorized Officer on the Subordinated Notes may be manual or facsimile. Subordinated Notes bearing the manual or facsimile signatures of individuals who were at the time of execution Authorized Officers of the Company will, to the fullest extent permitted by law, bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Subordinated Notes or did not hold such offices at the date of such Subordinated Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Subordinated Notes executed by the Company, to the Trustee for authentication and, provided that the Board Resolution and Officers’ Certificate or supplemental indenture or indentures with respect to such Subordinated Notes referred to in Section 204 and a Company Order for the authentication and delivery of such Subordinated Notes have been delivered to the Trustee, the Trustee in accordance with the Company Order and subject to the provisions hereof and of such Subordinated Notes will authenticate and deliver such Subordinated Notes. In authenticating such Subordinated Notes, and accepting the additional responsibilities under this Indenture in relation to such Subordinated Notes, the Trustee will be entitled to receive, and (subject to Section 315(a) through Section 315(d) of the Trust Indenture Act) will be fully protected in relying upon, an Opinion of Counsel to the following effect, which Opinion of Counsel may contain such assumptions, qualifications and limitations as such counsel will deem appropriate: (1) the form or forms and terms of such Subordinated Notes have been established in conformity with Section 201 and Section 204 of this Indenture; (2) all conditions precedent set forth in Section 201, Section 204 and Section 305 of this Indenture to the authentication and delivery of such Subordinated Notes have been complied with and that such Subordinated Notes, when completed by appropriate insertions (if applicable), executed by duly authorized officers of the Company, delivered by duly authorized officers of the Company to the Trustee for authentication under this Indenture, and authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, arrangement, fraudulent conveyance, fraudulent transfer or other similar laws relating to or affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

If all of the Subordinated Notes of any Series are not to be issued at one time, it will not be necessary to deliver an Opinion of Counsel at the time of issuance of each Subordinated Note, but such opinion, with such modifications as counsel will deem appropriate, will be delivered at or before the time of issuance of the first Subordinated Note of such Series. After any such first delivery, any separate request by the Company that the Trustee authenticate Subordinated Notes of such Series for original issue will be deemed to be a certification by the Company that all conditions precedent provided for in this Indenture relating to authentication and delivery of such Subordinated Notes continue to have been complied with.

The Trustee will not be required to authenticate or to cause an Authenticating Agent to authenticate any Subordinated Notes if the issue of such Subordinated Notes under this Indenture will affect the Trustee’s own rights, duties or immunities under the Subordinated Notes and this Indenture or otherwise in a manner that is not reasonably acceptable to the Trustee or if the Trustee, being advised by counsel, determines that such action may not lawfully be taken.

Each Subordinated Note will be dated the date of its authentication.

No Subordinated Note will be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Subordinated Note a certificate of authentication substantially in the form provided for in Section 202 or Section 512 executed by or on behalf of the Trustee or by the Authenticating Agent by the manual signature of one of its authorized signatories. Such certificate upon any Subordinated Note will be conclusive evidence, and the only evidence, that such Subordinated Note has been duly authenticated and delivered hereunder.

Section 206 Currency; Denominations.

The principal of, and any premium and interest on, the Subordinated Notes will be payable in Dollars. Unless otherwise provided in or under this Indenture, Subordinated Notes will be issuable in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

Section 207 Temporary Subordinated Notes.

Pending the preparation of definitive Subordinated Notes, the Company may execute and deliver to the Trustee and, upon Company Order, the Trustee will authenticate and deliver, in the manner provided in Section 303, temporary Subordinated Notes in lieu thereof which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Subordinated Notes in lieu of which they are issued, in registered form, without coupons, and with such appropriate insertions, omissions, substitutions and other variations as the officers of the Company executing such Subordinated Notes may determine, as conclusively evidenced by their execution of such Subordinated Notes. Such temporary Subordinated Notes may be in global form.

Except in the case of temporary Subordinated Notes in global form, which will be exchanged in accordance with the provisions set forth in this Indenture or the provisions established in accordance with Section 204, if temporary Subordinated Notes are issued, the Company will cause definitive Subordinated Notes to be prepared without unreasonable delay. Except as otherwise provided in or under this Indenture, after the preparation of definitive Subordinated Notes of the same Series and containing terms and provisions that are identical to those of any temporary Subordinated Notes, such temporary Subordinated Notes will be exchangeable for such definitive Subordinated Notes upon surrender of such temporary Subordinated Notes at an office or agency for such Subordinated Notes, without charge to any Holder thereof. Except as otherwise provided in or under this Indenture, upon surrender for cancellation of any one or more temporary Subordinated Notes, the Company will execute and the Trustee will authenticate and deliver in exchange therefor a like principal amount of definitive Subordinated Notes of authorized denominations of the same Series and containing identical terms and provisions. Unless otherwise provided in or under this Indenture with respect to a temporary global Subordinated Note, until so exchanged the temporary Subordinated Notes of any Series will in all respects be entitled to the same benefits under this Indenture as definitive Subordinated Notes of such Series.

Section 208 Registrar and Paying Agent.

With respect to the Subordinated Notes of each Series, the Company will maintain an office or agency where Subordinated Notes of such Series may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Subordinated Notes of such Series may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Subordinated Notes of such Series (“Subordinated Note Register”) and of their transfer and exchange. The registered Holder of a Subordinated Note will be treated as the owner of the Subordinated Note for all purposes. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder; provided that no such removal or replacement will be effective until a successor Paying Agent or Registrar will have been appointed by the Company and will have accepted such appointment. The Company will notify the Trustee in writing of the name and address of any Registrar or Paying Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee will act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints the Trustee to act as the Paying Agent and Registrar for the Subordinated Notes of each Series and, in the event that any Subordinated Notes are issued in global form, to initially act as custodian with respect to the global Subordinated Notes. In the event that the Trustee will not be or will cease to be Registrar with respect the Subordinated Notes, it will have the right to examine the Subordinated Note Register at all reasonable times. There will be only one Subordinated Note Register.

Section 209 Registration of Transfer and Exchange.

Except as otherwise provided in or under this Indenture, upon surrender for registration of transfer of any Subordinated Note of any Series at any office or agency for such Series, the Company will execute, and the Trustee will authenticate and deliver, in the name of the designated transferee or transferees, one or more new Subordinated

Notes of the same Series denominated as authorized in or under this Indenture, of a like aggregate principal amount bearing a number not contemporaneously outstanding and containing identical terms and provisions.

Except as otherwise provided in or under this Indenture, at the option of the Holder, Subordinated Notes of any Series may be exchanged for other Subordinated Notes of the same Series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, upon surrender of the Subordinated Notes to be exchanged at any office or agency for such Series. Whenever any Subordinated Notes are so surrendered for exchange, the Company will execute, and the Trustee will authenticate and deliver, the Subordinated Notes that the Holder making the exchange is entitled to receive.

Notwithstanding the foregoing, except as otherwise provided in or under this Indenture, the global Subordinated Notes of any Series will be exchangeable for definitive certificated Subordinated Notes of such Series only if (i) the Depositary for such global Subordinated Notes notifies the Company that it is unwilling or unable to continue as a Depositary for such global Subordinated Notes or at any time the Depositary for such global Subordinated Notes ceases to be a clearing agency registered as such under the Exchange Act, if so required by applicable law or regulation, and no successor Depositary for such Subordinated Notes will have been appointed within 90 days of such notification or of the Company becoming aware of the Depositary’s ceasing to be so registered, as the case may be, (ii) the Company, in its sole discretion, determines that the Subordinated Notes of such Series will no longer be represented by one or more global Subordinated Notes and executes and delivers to the Trustee a Company Order to the effect that such global Subordinated Notes will be so exchangeable, or (iii) an Event of Default has occurred and is continuing with respect to such Subordinated Notes.

If the beneficial owners of interests in a global Subordinated Note are entitled to exchange such interests for definitive Subordinated Notes as the result of an event described in clause (i), (ii) or (iii) of the preceding paragraph, then without unnecessary delay, but in any event not later than the earliest date on which such interests may be so exchanged, the Company will deliver to the Trustee definitive Subordinated Notes in such form and denominations as are required by or under this Indenture, and of the same Series, containing identical terms and in aggregate principal amount equal to the principal amount of such global Subordinated Note, executed by the Company. On or after the earliest date on which such interests may be so exchanged, such global Subordinated Note will be surrendered from time to time by the Depositary (or its custodian) as will be specified in the Company Order with respect thereto (which the Company agrees to deliver), and in accordance with instructions given to the Trustee and the Depositary (which instructions will be in writing but need not be contained in or accompanied by an Officers’ Certificate or be accompanied by an Opinion of Counsel), as will be specified in the Company Order with respect thereto to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or in part, for definitive Subordinated Notes as described above without charge. The Trustee will authenticate and make available for delivery, in exchange for each portion of such surrendered global Subordinated Note, a like aggregate principal amount of definitive Subordinated Notes of the same Series of authorized denominations and of like tenor as the portion of such global Subordinated Note to be exchanged, which will be in the form of registered Subordinated Notes, and which will be in such denominations and registered in such names, as will be specified by the Depositary; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Subordinated Notes of the same Series to be redeemed and ending on the relevant Redemption Date. Promptly following any such exchange in part, such global Subordinated Note will be returned by the Trustee to such Depositary (or its custodian) or such other Depositary (or its custodian) referred to above in accordance with the instructions of the Company referred to above, and the Trustee will endorse such global Subordinated Note to reflect the decrease in the principal amount thereof resulting from such exchange. If a Subordinated Note is issued in exchange for any portion of a global Subordinated Note after the close of business at the office or agency for such Subordinated Note where such exchange occurs on or after (i) any Regular Record Date for such Subordinated Note and before the opening of business at such Office or Agency on the next Interest Payment Date, or (ii) any Special Record Date for such Subordinated Note and before the opening of business at such office or agency on the related proposed date for payment of interest or Defaulted Interest, as the case may be, interest will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Subordinated Note, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such global Subordinated Note will be payable in accordance with the provisions of this Indenture.

All Subordinated Notes issued upon any registration of transfer or exchange of Subordinated Notes will be the valid obligations of the Company evidencing the same debt and entitling the Holders thereof to the same benefits under this Indenture as the Subordinated Notes surrendered upon such registration of transfer or exchange.

Every Subordinated Note presented or surrendered for registration of transfer or for exchange or redemption will (if so required by the Company or the Registrar for such Subordinated Note) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar for such Subordinated Note duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge will be made for any registration of transfer or exchange of Subordinated Notes, or any redemption or repayment of Subordinated Notes, or any conversion or exchange of Subordinated Notes for other types of securities or property, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Subordinated Notes, other than exchanges in accordance with Section 207, Section 805 or Section 1007, upon repayment or repurchase in part of any Subordinated Note in accordance with Article X, or upon surrender in part of any Subordinated Note for conversion or exchange into Common Stock or other securities or property in accordance with its terms, in each case not involving any transfer.

Except as otherwise provided in or under this Indenture, the Company will not be required (i) to issue, register the transfer of or exchange any Subordinated Notes during a period beginning at the opening of business 15 days before the day of the selection for redemption of Subordinated Notes of like tenor and terms and of the same Series under Section 1003 and ending at the close of business on the day of such selection, or (ii) to register the transfer of or exchange any Subordinated Note, or portion thereof, so selected for redemption, except in the case of any Subordinated Note to be redeemed in part, the portion thereof not to be redeemed.

The Trustee will have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Subordinated Note (including any transfers between or among Depositary participants or beneficial owners of interests in any global Subordinated Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Trustee nor any Paying Agent will have any responsibility for any actions taken or not taken by the Depositary.

Section 210 Mutilated, Destroyed, Lost and Stolen Subordinated Notes.

If any mutilated Subordinated Note is surrendered to the Trustee, subject to the provisions of this Section 210, the Company will execute and the Trustee will authenticate and deliver in exchange therefor a new Subordinated Note of the same Series containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding.

If there be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Subordinated Note, and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Subordinated Note has been acquired by a bona fide purchaser, the Company will execute and, upon the Company’s request the Trustee will authenticate and deliver, in exchange for or in lieu of any such destroyed, lost or stolen Subordinated Note, a new Subordinated Note of the same Series containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding.

Notwithstanding the foregoing provisions of this Section 210, in case the outstanding principal balance of any mutilated, destroyed, lost or stolen Subordinated Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Subordinated Note, pay such Subordinated Note.

Upon the issuance of any new Subordinated Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Subordinated Note issued in accordance with this Section in lieu of any destroyed, lost or stolen Subordinated Note will constitute a separate obligation of the Company, whether or not the destroyed, lost or stolen Subordinated Note will be at any time enforceable by anyone, and will be entitled to all the benefits of this Indenture equally and proportionately with any and all other Subordinated Notes of the same Series duly issued hereunder.

The provisions of this Section, as amended or supplemented in accordance with this Indenture with respect to particular Subordinated Notes or generally, will (to the extent lawful) be exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Subordinated Notes.

Section 211 Payment of Interest; Rights to Interest Preserved.

Unless otherwise provided in or under this Indenture, any interest on any Subordinated Note that will be payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name such Subordinated Note is registered as of the close of business on the Regular Record Date for such interest.

Unless otherwise provided in or under this Indenture, any interest on any Subordinated Note that will be payable, but will not be punctually paid or duly provided for, on any Interest Payment Date for such Subordinated Note (herein called “Defaulted Interest”) will cease to be payable to the Holder thereof on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Person in whose name such Subordinated Note will be registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which will be fixed in the following manner. The Company will notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on such Subordinated Note and the date of the proposed payment, and at the same time the Company will deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or will make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Person entitled to such Defaulted Interest as in this clause provided. Thereupon, the Company will fix or cause to be fixed a Special Record Date for the payment of such Defaulted Interest, which will be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company), will cause notice of the proposed payment of such Defaulted

Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to the Holder of such Subordinated Note at the Holder’s address as it appears in the Subordinated Note Register not less than 10 days prior to such Special Record Date. The Company may, in its discretion, in the name and at the expense of the Company cause a similar notice to be published at least once in an Authorized Newspaper of general circulation in the [ ], but such publication will not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest will be paid to the Person in whose name such Subordinated Note will be registered at the close of business on such Special Record Date and will no longer be payable under the following clause (2).

(2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Subordinated Note may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment under this Clause, such payment will be deemed practicable by the Trustee.

Unless otherwise provided in or under this Indenture or the Subordinated Notes of any particular Series, at the option of the Company, interest on Subordinated Notes that bear interest may be paid by mailing a check to the address of the Person entitled thereto as such address will appear in the Subordinated Note Register or by transfer to an account maintained by the payee with a bank located in the United States of America.

Subject to the foregoing provisions of this Section and Section 208, each Subordinated Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Subordinated Note will carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Subordinated Note.

Section 212 Persons Deemed Owners.

Prior to due presentment of a Subordinated Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Subordinated Note is registered in the Subordinated Note Register as the owner of such Subordinated Note for the purpose of receiving payment of principal of, and (subject to Section 208 and Section 211) interest on, such Subordinated Note and for all other purposes whatsoever, whether or not any payment with respect to such Subordinated Note will be overdue, and neither the Company, the Trustee or any agent of the Company or the Trustee will be affected by notice to the contrary.

No holder of any beneficial interest in any global Subordinated Note held on its behalf by a Depositary will have any rights under this Indenture with respect to such global Subordinated Note, and such Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such global Subordinated Note for all purposes whatsoever. None of the Company, the Trustee, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global Subordinated Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Notwithstanding the foregoing, nothing herein will prevent the Company, the Trustee, any Paying Agent or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the applicable

Depositary, as a Holder, with respect to a global Subordinated Note or impair, as between such Depositary and the owners of beneficial interests in such global Subordinated Note, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as the Holder of such global Subordinated Note.

Section 213 Cancellation.

All Subordinated Notes surrendered for payment, redemption, registration of transfer or exchange will, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Subordinated Notes, as well as Subordinated Notes surrendered directly to the Trustee for any such purpose, will be cancelled promptly by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Subordinated Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Subordinated Notes so delivered will be cancelled promptly by the Trustee. No Subordinated Notes will be authenticated in lieu of or in exchange for any Subordinated Notes cancelled as provided in this Section, except as expressly permitted by or under this Indenture. All cancelled Subordinated Notes held by the Trustee will be disposed of in accordance with its procedure for the disposition of cancelled Subordinated Notes, and the Trustee upon the written request of the Company will deliver to the Company a certificate of such disposition, or if directed by a Company Order returned to the Company.

Section 214 Computation of Interest.

Except as otherwise provided in or under this Indenture or in the Subordinated Notes of any Series, interest on the Subordinated Notes will be computed on the basis of a 360-day year of twelve 30-day months and, for any period less than a full month, on the number of days actually elapsed.

Section 215 CUSIP Numbers.

The Company may issue the Subordinated Notes with one or more “CUSIP” numbers (if then generally in use). The Company will promptly notify the Trustee of any change in the CUSIP numbers. The Trustee may use “CUSIP” numbers in notices (including but not limited to notices of redemption or exchange) as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Subordinated Notes or as contained in any notice (including any notice of redemption or exchange) and that reliance may be placed only on the other identification numbers printed on the Subordinated Notes, and any such notice will not be affected by any defect in or omission of such numbers.

ARTICLE III.
SATISFACTION AND DISCHARGE OF INDENTURE

Section 301 Satisfaction and Discharge.

This Indenture will cease to be of further effect with respect to any Series of Subordinated Notes, and the Trustee, on receipt of a Company Order, at the expense of the Company, will execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such Series, when

(1) either

(a) all Subordinated Notes of such Series theretofore authenticated and delivered (other than (i) Subordinated Notes that have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 210 and (ii) Subordinated Notes of such Series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 903) have been delivered to the Trustee for cancellation; or

(b) all Subordinated Notes of such Series that have not been delivered to the Trustee for cancellation (i) have become due and payable, or (ii) will become due and payable at their Stated Maturity within one year, or (iii) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose, an amount sufficient to pay and discharge the entire indebtedness on such Subordinated Notes not theretofore delivered to the Trustee for cancellation, including the principal of, and interest on, such Subordinated Notes, to the date of such deposit (in the case of Subordinated Notes which have become due and payable) or to the Maturity thereof, as the case may be;

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Outstanding Subordinated Notes of such Series; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such Series have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture with respect to any such Series of Subordinated Notes, the obligations of the Company to the Trustee under Section 507 and, if money will have been deposited with the Trustee in accordance with Section 301(1)(b), the obligations of the Company and the Trustee with respect to the Subordinated Notes of such Series under Section 303 and Section 903, any rights of Holders to require the Company to repurchase or repay, and any rights of Holders to convert or exchange, and the obligations of the Company to convert or exchange, such Subordinated Notes into Common Stock or other securities or property, will survive.

Section 302 Defeasance and Covenant Defeasance.

(1) The Company may at its option and at any time, elect to have Section 302(2) or Section 302(3) be applied to such Series of Outstanding Subordinated Notes upon compliance with the conditions set forth below in this Section 302. Legal Defeasance and Covenant Defeasance may be effected only with respect to all, and not less than all, of the Outstanding Subordinated Notes of any Series.

(2) Upon the Company’s exercise of the above option applicable to this Section 302(2), the Company will be deemed to have been discharged from its obligations with respect to the Outstanding Subordinated Notes of such Series on the date the conditions set forth in clause (4) of this Section 302 are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Company will be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Subordinated Notes of such Series, which will thereafter be deemed to be “Outstanding” only for the purposes of Section 302(5) and the other Sections of this Indenture referred to in clauses (i) through (iv) of this paragraph, and to have satisfied all of its other obligations under such Subordinated Notes and this Indenture insofar as such Subordinated Notes are concerned (and the Trustee, at the expense of the Company, will execute proper instruments acknowledging the same), except for the following which will survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of the Outstanding Subordinated Notes of such Series to receive, solely from the trust fund described in Section 302(4)(a) and as more fully set forth in this Section 302 and Section 303, payments in respect of the principal of and interest, if any, on, such Subordinated Notes when such payments are due, (ii) the obligations of the Company and the Trustee with respect to the Subordinated Notes of such Series under Section 208, Section 210, Section 902 and Section 903, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Section 302 and Section 303. The Company may exercise its option under this Section 302(2) notwithstanding the prior exercise of its option under Section 302(3) with respect to the Subordinated Notes of such Series.

(3) Upon the Company’s exercise of the above option applicable to this Section 302(3) with respect to any Subordinated Notes of or within a Series, the Company will be released from its obligations under clauses (ii) and (iii) of Section 904 and under Section 905, Section 906 and Section 907 on and after the date the conditions set forth in Section 302(4) are satisfied (“Covenant Defeasance”), and the Subordinated Notes of such Series will thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with any such covenant, but will continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such Covenant Defeasance means that with respect to the Outstanding Subordinated Notes of such Series, the Company may omit to comply with, and will have no liability in respect of, any term, condition or limitation set forth in any such Section or any such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply will not constitute a default, but, except as specified above, the remainder of this Indenture and such Subordinated Notes will be unaffected thereby.

(4) The following will be the conditions to application of Section 302(2) or Section 302(3) to any Outstanding Subordinated Notes of or within a Series:

(a) The Company will irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 508 who will agree to comply with the provisions of this Section 302 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders, (i) an amount in Dollars, (ii) Government Obligations that through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of and interest, if any, on such Subordinated Notes, money or (iii) a combination thereof, in any case, in an amount, sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which will be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of and interest, if any, on, such Outstanding Subordinated Notes on the Stated Maturity of such principal or installment of principal or interest or the applicable Redemption Date, as the case may be.

(b) Such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any Subsidiary is a party or by which it is bound.

(c) No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Subordinated Notes will have occurred and be continuing on the date of such deposit, and, solely in the case of Legal Defeasance under Section 302(2), no Event of Default, or event which with notice or lapse of time or both would become an Event of Default, under Section 401 will have occurred and be continuing at any time during the period ending on and including the 91st day after the date of such deposit (it being understood that this condition to Legal Defeasance under Section 302(2) will not be deemed satisfied until the expiration of such period).

(d) In the case of Legal Defeasance, the Company will have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel will confirm that, the Holders of such Outstanding Subordinated Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred.

(e) In the case of Covenant Defeasance, the Company will have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee to the effect that the Holders of such Outstanding Subordinated Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred.

(f) The Company will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the Legal Defeasance or Covenant Defeasance, as the case may be, under this Indenture have been satisfied.

(g) If the moneys or Government Obligations or combination thereof, as the case may be, deposited under Section 302(4)(a) above are sufficient to pay the principal of, and interest, if any, on, such Subordinated Notes provided such Subordinated Notes are redeemed on a particular Redemption Date, the Company will have given the Trustee irrevocable instructions to redeem such Subordinated Notes on such date and to provide notice of such redemption to Holders as provided in or under this Indenture.

(h) The Trustee will have received such other documents, assurances and Opinions of Counsel as the Trustee will have reasonably required.

(5) Subject to the provisions of the last paragraph of Section 903, all money and Government Obligations deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 302(5), the “Trustee”) in accordance with Section 302(4)(a) in respect of any Outstanding Subordinated Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Subordinated Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company or any Subsidiary or Affiliate of the Company acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal and interest but such money and Government Obligations need not be segregated from other funds, except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge, imposed on or assessed against the Government Obligations deposited in accordance with this Section 302 or the principal or interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Subordinated Notes.

Section 303 Application of Trust Money.

Subject to the provisions of the last paragraph of Section 903, all money and Government Obligations deposited with the Trustee in accordance with Section 301 or Section 302 will be held in trust and applied by the Trustee, in accordance with the provisions of such Subordinated Notes subject to discharge under Section 301 or Legal Defeasance or Covenant Defeasance under Section 302, and this Indenture, to the payment, either directly or through any Paying Agent (including the Company, acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has or Government Obligations have been deposited with or received by the Trustee; but such money and Government Obligations need not be segregated from other funds, except to the extent required by law.

Section 304 Reinstatement.

If the Trustee (or other qualifying trustee appointed in accordance with Section 302(4)(a)) or any Paying Agent is unable to apply any moneys or Government Obligations deposited in accordance with Section 301(1) or Section 302(4)(a) to pay any principal of, or interest, if any, on, the Subordinated Notes of any Series by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Subordinated Notes of such Series will be revived and reinstated as though no such deposit had occurred, until such time as the Trustee (or other qualifying trustee) or Paying Agent is permitted to apply all such moneys and Government Obligations to pay the principal of, and interest, if any, on the Subordinated Notes of such Series as contemplated by Section 301 or Section 302 as the case may be; provided, however, that if the Company makes any payment of the principal of, or interest if any on, the Subordinated Notes of such Series following the reinstatement of its obligations as aforesaid, the Company will be subrogated to the rights of the Holders of such Subordinated Notes to receive such payment from the funds held by the Trustee (or other qualifying trustee) or Paying Agent.

Section 305 Effect on Subordination Provisions.

Unless otherwise provided with respect to the Subordinated Notes of any Series, the provisions of Article XI are expressly made subject to the provisions for, and to the right of the Company to effect, the satisfaction and discharge of all of the Subordinated Notes of such Series as set forth in and in accordance with Section 301 and the provisions for, and to the right of the Company to effect, Legal Defeasance and Covenant Defeasance of all of the Subordinated Notes of such Series as set forth in and in accordance with Section 302. As a result, and anything herein to the contrary notwithstanding, if the Company complies with the provisions of Section 301 to effect the satisfaction and discharge of the Subordinated Notes of a Series or complies with the provisions of Section 302 to effect the Legal Defeasance or Covenant Defeasance, upon the effectiveness of such satisfaction and discharge in accordance with Section 301 or of Legal Defeasance or Covenant Defeasance in accordance with Section 302, in the case of satisfaction and discharge in accordance with Section 301, or, in the case of Legal Defeasance or Covenant Defeasance in accordance with Section 302, the Subordinated Notes as to which Legal Defeasance or Covenant Defeasance, as the case may be, will have become effective will thereupon cease to be so subordinated in right of payment to the Senior Indebtedness and will no longer be subject to the provisions of Article XI and, without limitation to the foregoing, all moneys and Government Obligations deposited with the Trustee (or other qualifying trustee) in trust in connection with such satisfaction and discharge, Legal Defeasance or Covenant Defeasance, as the case may be, and all proceeds therefrom may be applied to pay the principal of, and interest, if any, on, such Subordinated Notes as and when the same will become due and payable notwithstanding the provisions of Article XI without regard to whether any or all of the Senior Indebtedness then outstanding will have been paid or otherwise provided for.

ARTICLE IV.
REMEDIES

Section 401 Events of Default; Acceleration.

“Events of Default,” wherever used in this Indenture with respect to Subordinated Notes of any Series, means any one of the following events (whatever the reason for such Event of Default and whether it will be voluntary or involuntary or be effected by operation of law or in accordance with any judgment, decree, or order of any court or any order, rule, or regulation of any administrative or governmental body) unless such event is specifically deleted or modified in or in accordance with the supplemental indenture, Board Resolution or Officers’ Certificate establishing such Series of Subordinated Notes or the terms of the Subordinated Notes of such Series in accordance with this Indenture:

(1) default in the payment of any interest on any of the Subordinated Notes of such Series when such interest becomes due and payable, and continuance of such default for a period of 30 days; or

(2) default in the payment of any principal of or premium, if any, on any of the Subordinated Notes of such Series when due (whether at Maturity or otherwise and whether payable in cash or in shares of Common Stock or other securities or property); or

(3) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture or any Subordinated Note of such Series (other than a covenant or warranty for which the consequences of breach or nonperformance are addressed elsewhere in this Section 401 or a covenant or warranty which has expressly been included in this Indenture, whether or not by means of a supplemental indenture, solely for the benefit of Subordinated Notes of a Series other than such Series), and continuance of such default or breach (without such default or breach having been waived in accordance of the provisions of this Indenture) for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Subordinated Notes of such Series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(4) the entry of a decree or order for relief in respect of the Company by a court having jurisdiction in the premises in an involuntary case or proceeding under any applicable bankruptcy, insolvency, or reorganization law, now or hereafter in effect of the United States of America or any political subdivision thereof, and such decree or order will have continued unstayed and in effect for a period of 60 consecutive days; or

(5) the commencement by the Company of a voluntary case under any applicable bankruptcy, insolvency or reorganization law, now or hereafter in effect of the United States of America or any political subdivision thereof, or the consent by the Company to the entry of a decree or order for relief in an involuntary case or proceeding under any such law; or

(6) any other Event of Default provided in or under this Indenture with respect to Subordinated Notes of such Series.

Unless the supplemental indenture, Board Resolution or Officers’ Certificate establishing or evidencing the establishment of a Series of Subordinated Notes or the terms of the Subordinated Notes of a Series under this Indenture will provide otherwise, if an Event of Default (other than an Event of Default specified in clause (4) or (5) of Section 401) with respect to Subordinated Notes of any Series occurs and is continuing, then either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Subordinated Notes of such Series may declare the principal of all the Subordinated Notes of such Series, or such lesser amount as may be provided for in the Subordinated Notes of such Series, and accrued and unpaid interest, if any, thereon to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal or such lesser amount, as the case may be, and such accrued and unpaid interest will become immediately due and payable. If an Event of Default specified in clause (4) or (5) of Section 401 occurs, then the principal amount of all of the Subordinated Notes of such Series Outstanding, or such lesser amount as may be provided for in the Subordinated Notes of such Series, and accrued and unpaid interest, if any, on all Subordinated Notes of all Series Outstanding will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of the Subordinated Notes of such Series.

At any time after the occurrence of an Event of Default with respect to Subordinated Notes of one or more Series and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided below in this Article IV, the Holders of not less than a majority in aggregate principal amount of the Outstanding Subordinated Notes of all affected Series (voting as one class), by written notice to the Company and the Trustee may waive all defaults with respect to all affected Series, and may rescind and annul the consequences of the Event of Default, if: (1) the Company has paid or deposited with the Trustee a sum of money sufficient to pay (or, to the extent that the terms of the Subordinated Notes of such Series established in accordance with Section 204 expressly provide for payment to be made in shares of Common Stock or other securities or property, shares of Common Stock or other securities or property, together with cash in lieu of fractional shares or securities, sufficient to pay) (a) all overdue installments of any interest on any Subordinated Notes of such Series that have become due otherwise than by such declaration of acceleration, (b) the principal of and any premium on any Subordinated Notes of such Series which have become due otherwise than by such declaration of acceleration and, to the extent permitted by applicable law, interest thereon at the rate or respective rates, as the case may be, provided for in or with respect to such Subordinated Notes, or, if no such rate or rates are so provided, at the rate or respective rates, as the case may be, of interest borne by such Subordinated Notes, (c) to the extent permitted by applicable law, interest upon installments of any interest, if any, which have become due otherwise than by such declaration of acceleration at the rate or respective rates, as the case may be, provided for in or with respect to such Subordinated Notes, or, if no such rate or rates are so provided, at the rate or respective rates, as the case may be, of interest borne by such Subordinated Notes, and (d) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 406; and (2) all Events of Default with respect to Subordinated Notes of all affected Series other than the nonpayment of the principal of, or any premium and interest on, Subordinated Notes of the affected Series that will have become due solely by such acceleration, will have been cured or waived as provided in Section 412.

No such rescission will affect any subsequent default or impair any right consequent thereon.

Section 402 Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if:

(1) default is made in the payment of any interest on any Subordinated Note when such interest becomes due and payable and such default continues for a period of 30 days, or

(2) default is made in the payment of the principal of (or premium, if any, on) any Subordinated Note at its Maturity,

the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Subordinated Notes, the whole amount then due and payable with respect to such Subordinated Notes, with interest upon the overdue principal, any premium and, to the extent permitted by applicable law, upon any overdue installments of interest at the rate or respective rates, as the case may be, provided for or with respect to such Subordinated Notes or, if no such rate or rates are so provided, at the rate or respective rates, as the case may be, of interest borne by such Subordinated Notes, subject, however, to any limitation on such obligation of the Company to pay such amounts as will be set forth in the supplemental indenture, Board Resolution or Officers’ Certificate establishing or evidencing the establishment of a Series of Subordinated Notes or the terms of the Series of Subordinated Notes of which such Subordinated Note is a part under this Indenture, and, in addition thereto, such further amount of money as will be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under Section 507.

If the Company fails to pay the money it is required to pay the Trustee under the preceding paragraph forthwith upon the demand of the Trustee, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Subordinated Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Subordinated Notes, wherever situated.

If an Event of Default with respect to Subordinated Notes of any Series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Subordinated Notes of such Series by such appropriate judicial proceedings as the Trustee will deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other proper remedy.

Section 403 Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the Company (or any other obligor upon the Subordinated Notes), its property or its creditors, the Trustee will be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee will be authorized to

(1) file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Subordinated Notes of such Series, of the principal and any premium and interest owing and unpaid in respect of such Subordinated Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents or counsel) and of the Holders of such Subordinated Notes allowed in such judicial proceeding, and

(2) collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator, or other similar official in any such judicial proceeding is authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee will consent to the making of such payments directly to the Holders and to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 507.

No provision of this Indenture will be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Subordinated Notes or the rights of any Holder or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, the Trustee may vote on behalf of the Holders for the election of a trustee in bankruptcy or similar official and may be a member of a creditors, or other similar committee.

Section 404 Trustee May Enforce Claims Without Possession of Subordinated Notes.

All rights of action and claims under this Indenture or the Subordinated Notes may be prosecuted and enforced by the Trustee without the possession of any of the Subordinated Notes or the production of such Subordinated Notes in any related proceeding, and any such proceeding instituted by the Trustee will be brought in its own name as trustee of an express trust, and any recovery of judgment will, after provision for the payment of the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents, and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 405 Application of Money Collected.

Any money collected by the Trustee in accordance with this Article IV or, after an Event of Default, any money or other property distributable in respect of the Company’s obligations under this Indenture will be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any interest, upon presentation of the Subordinated Notes and the notation on such Subordinated Notes of the payment if only partially paid and upon surrender of such Subordinated Notes if fully paid:

FIRST: To the payment of all amounts due the Trustee (including any predecessor trustee) under Section 507;

SECOND: To the payment of amounts then due and unpaid to the holders of Senior Indebtedness, to the extent required under the Subordination Provisions established with respect to the Subordinated Notes of such Series;

THIRD: To the payment of the amounts then due and unpaid for principal of and any premium and interest on the Subordinated Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Subordinated Notes for principal and any premium and interest, respectively; and

FOURTH: The balance, if any, to the Person or Persons entitled thereto.

Section 406 Limitation on Suits.

No Holder of any Subordinated Note of any Series will have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy under this Indenture, unless:

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Subordinated Notes of that Series;

(2) the Holders of not less than 25% in aggregate principal amount of the Outstanding Subordinated Notes of that Series will have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture;

(3) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses, and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request, and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Subordinated Notes of that Series;

it being understood and intended that no one or more of such Holders will have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb, or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner provided in this Indenture and for the equal and ratable benefit of all of such Holders.

Section 407 Unconditional Right of Holders to Payments.

Notwithstanding any other provision in this Indenture, the Holder of any Subordinated Note will have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 208 and Section 211) any interest on such Subordinated Note on the respective Stated Maturity or Maturities expressed in such Subordinated Note (or, in the case of redemption, on the Redemption Date), and to institute suit for the enforcement of any such payment and such rights will not be impaired without the consent of such Holder.

Section 408 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders will be restored severally and respectively to their former positions under this Indenture, and thereafter all rights and remedies of the Trustee and the Holders will continue as though no such proceeding had been instituted.

Section 409 Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost, or stolen Subordinated Notes in the last paragraph of Section 210, no right or remedy conferred in this Indenture upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy will, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under this Indenture or now or in the future existing at law or in equity or otherwise. The assertion or employment of any right or remedy under this Indenture, or otherwise, will not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 410 Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Subordinated Notes to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of or acquiescence in any such Event of Default. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 411 Control by Holders.

The Holders of a majority in aggregate principal amount of the Outstanding Subordinated Notes of any Series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Subordinated Notes of such Series, provided that

(1) such direction will not violate any rule of law or this Indenture or the Subordinated Notes of any Series,

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(3) the Trustee will have the right to decline to follow any such direction if the Trustee in good faith will, by a Responsible Officer or Officers of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability.

Section 412 Waiver of Past Defaults.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Subordinated Notes of any Series may on behalf of the Holders of all the Subordinated Notes of such Series waive any past default under this Indenture with respect to such Series and its consequences, except a default in the payment of the principal of, or any premium or interest on, any Subordinated Note of such Series, or in respect of a covenant or provision of this Indenture which under Article VIII cannot be modified or amended without the consent of the Holder of each Outstanding Subordinated Note of such Series.

Upon any such waiver, such default will cease to exist, and any Event of Default arising from such default will be deemed to have been cured, for every purpose of this Indenture; but no such waiver will extend to any subsequent or other default or impair any consequent right.

Section 413 Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Subordinated Notes by his acceptance of such Subordinated Notes will be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered, or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorney’s fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 413 will not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Subordinated Notes of any Series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest, if any, on any Subordinated Notes on or after the Stated Maturity or Maturities expressed in such Subordinated Notes (or, in the case of redemption, on or after the Redemption Date) or for the enforcement of the right, if any, to convert or exchange any Subordinated Note into Common Stock or other securities in accordance with its terms.

ARTICLE V.
THE TRUSTEE

Section 501 Duties of Trustee.

(1) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it hereby, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(2) Except during the continuance of an Event of Default:

(a) the duties of the Trustee will be determined solely by the express provisions hereof and the Trustee need perform only those duties that are specifically set forth herein and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee; and

(b) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements hereof; however, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements hereof (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(3) Whether or not therein expressly so provided, every provision hereof that in any way relates to the Trustee is subject to paragraphs (1) and (2) of this Section 501 and to Section 502.

(4) No provision hereof will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity reasonably satisfactory to it against any loss, liability or expense.

(5) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 502 Certain Rights of Trustee.

Subject to Section 315(a) through Section 315(d) of the Trust Indenture Act:

(1) the Trustee may conclusively rely and will be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2) any request or direction of the Company mentioned herein will be sufficiently evidenced by a Company Request or a Company Order (in each case, other than delivery of any Subordinated Note, to the Trustee for authentication and delivery in accordance with Section 204 which will be sufficiently evidenced as provided therein) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(3) whenever in the administration of this Indenture the Trustee will deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence will be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate or Opinion of Counsel, or both, which will comply with Section 102;

(4) before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon. The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care;

(5) the Trustee will be under no obligation to exercise any of the rights or powers vested in it by or under this Indenture at the request or direction of any Holder(s) of Subordinated Notes of any Series under this Indenture, unless such Holder(s) will have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(6) the Trustee will not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee will determine to make such further inquiry or investigation, it will be entitled to examine, during business hours and upon reasonable notice, the books, records and premises of the Company, personally or by agent or attorney, at the sole cost of the Company and will incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee will not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8) the Trustee will not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(9) in no event will the Trustee be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(10) The Trustee will not be required to take notice or be deemed to have notice of any Event of Default, except failure by the Company to pay or cause to be made any of the payments required to be made to the Trustee, unless a Responsible Officer will be specifically notified by a writing of such default by the Company or by the Holders of at least 25% in aggregate principal amount of the then Outstanding Subordinated Notes delivered to the Corporate Trust Office of the Trustee and in the absence of such notice so delivered the Trustee may conclusively assume no Event of Default exists;

(11) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and will be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

(12) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions under this Indenture.

Section 503 Notice of Defaults.

Within 90 days after the Trustee is notified of the occurrence of any default hereunder with respect to the Subordinated Notes of any Series, the Trustee will transmit by mail to all Holders of such Series entitled to receive reports in accordance with Section 603(3), notice of such default hereunder known to the Trustee, unless such default will have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any), or interest, if any, on, any Subordinated Note of such Series, the Trustee will be protected in withholding such notice if and so long as the Board of Directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the best interest of the Holders of such Series. For the purpose of this Section, the term “default” means any event that is, or after notice or lapse of time or both would become, an Event of Default with respect to Subordinated Notes of such Series.

Section 504 Not Responsible for Recitals or Issuance of Subordinated Notes.

The recitals contained herein and in the Subordinated Notes, except the Trustee’s certificate of authentication, will be taken as the statements of the Company and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Subordinated Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Subordinated Notes and perform its obligations hereunder and that the statements made by it in any Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent will be accountable for the use or application by the Company of the Subordinated Notes or the proceeds thereof. The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Subordinated Notes, it will not be accountable for the Company’s use of the proceeds from the Subordinated Notes or any money paid to the Company or upon the Company’s direction under any provision hereof, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Subordinated Notes or any other document in connection with the sale of the Subordinated Notes or under this Indenture other than its certificate of authentication.

Section 505 May Hold Subordinated Notes.

The Trustee, any Authenticating Agent, any Paying Agent, any Registrar or any other Person that may be an agent of the Trustee or the Company, in its individual or any other capacity, may become the owner or pledgee of Subordinated Notes and, subject to Section 310(b) and Section 311 of the Trust Indenture Act, may otherwise deal with the Company with the same rights that it would have if it were not Trustee, Authenticating Agent, Paying Agent, Registrar or such other Person.

Section 506 Money Held in Trust.

Except as provided in Section 302(5), Section 303 and Section 903, money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law and will be held uninvested. The Trustee will be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 507 Compensation and Reimbursement.

The Company agrees:

(1) to pay to the Trustee from time to time reasonable compensation for all services rendered by the Trustee hereunder (which compensation will not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee’s negligence or bad faith; and

(3) to indemnify each of the Trustee or any predecessor Trustee and their agents for, and to hold them harmless against, any loss, liability or expense (including, without limitation, the reasonable fees and disbursements of the Trustee’s agents, legal counsel, accountants and experts) and including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of its duties hereunder, including the costs and expenses of enforcing this Indenture against the Company (including this Section 507) and defending itself against any claim (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of their powers or duties hereunder, or in connection with enforcing the provisions of this Section, except to the extent that any such loss, liability or expense was due to the Trustee’s negligence or bad faith.

The obligations of the Company under this Section 507 will survive the satisfaction and discharge of this Indenture.

As security for the performance of the obligations of the Company under this Section, the Trustee will have a lien prior to the Subordinated Notes of any Series upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of, or premium (if any) or interest on, Subordinated Notes. Such lien will survive the satisfaction and discharge hereof.

Any compensation or expense incurred by the Trustee after a default specified by Section 401 intended to constitute an expense of administration under any then applicable bankruptcy or insolvency law. “Trustee” for purposes of this Section 507 will include any predecessor Trustee, but the negligence or bad faith of any Trustee will not affect the rights of any other Trustee under this Section 507. The provisions of this Section 507 will, to the extent permitted by law, survive any termination of this Indenture (including, without limitation, termination in accordance with any Bankruptcy Laws) and the resignation or removal of the Trustee.

Section 508 Corporate Trustee Required; Eligibility.

(1) There will at all times be a Trustee hereunder that is a corporation, organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, eligible under Section 310(a)(1) of the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act and that has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000 subject to supervision or examination by federal or state authority. The Trustee will also satisfy the requirements of Section 310(a)(5) of the Trust Indenture Act. If at any time the Trustee will cease to be eligible in accordance with the provisions of this Section, it will resign immediately in the manner and with the effect hereinafter specified in this Article.

(2) The Trustee will comply with Section 310(b) of the Trust Indenture Act; provided, however, that there will be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act this Indenture or any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are met.

Section 509 Resignation and Removal; Appointment of Successor.

(1) No resignation or removal of the Trustee and no appointment of a successor Trustee in accordance with this Article V will become effective until the acceptance of appointment by the successor Trustee in accordance with Section 510.

(2) The Trustee may resign at any time with respect to the Subordinated Notes of one or more Series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 510 will not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, at the Company’s expense, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to such Series.

(3) The Trustee may be removed at any time with respect to the Subordinated Notes of any Series by Act of the Holders of a majority in principal amount of the Outstanding Subordinated Notes of such Series, delivered to the Trustee and the Company.

If at any time:

(a) the Trustee will fail to comply with the obligations imposed upon it under Section 310(b) of the Trust Indenture Act with respect to Subordinated Notes of any Series after written request therefor by the Company or any Holder of such Series who has been a bona fide Holder of such Series for at least six months,

(b) the Trustee will cease to be eligible under Section 508 and will fail to resign after written request therefor by the Company or any such Holder, or

(c) the Trustee will become incapable of acting or will be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property will be appointed or any public officer will take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by or in accordance with a Board Resolution, may remove the Trustee with respect to the Subordinated Notes of such Series, or (ii) subject to Section 315(e) of the Trust Indenture Act, any Holder who has been a bona fide Holder of such Series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Subordinated Notes of such Series and the appointment of a successor Trustee or Trustees.

(4) If the Trustee will resign, be removed or become incapable of acting, or if a vacancy will occur in the office of Trustee for any cause, with respect to the Subordinated Notes of one or more Series, the Company, by or in accordance with a Board Resolution, will promptly appoint a successor Trustee or Trustees with respect to the Subordinated Notes and will comply with the applicable requirements of Section 510. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Subordinated Notes will be appointed by Act of the Holders of a majority in principal amount of the Outstanding Subordinated Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed will, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 510, become the successor Trustee with respect to the Subordinated Notes and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Subordinated Notes will have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 510, any Holder who has been a bona fide Holder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Subordinated Notes.

(5) The Company will give notice of each resignation and each removal of the Trustee with respect to the Subordinated Notes and each appointment of a successor Trustee with respect to the Subordinated Notes by mailing written notice of such event by first-class mail, postage prepaid, to the Holders as their names and addresses appear in the Subordinated Note Register. Each notice will include the name of the successor Trustee with respect to the Subordinated Notes and the address of its Corporate Trust Office.

Section 510 Acceptance of Appointment by Successor.

(1) Upon the appointment hereunder of any successor Trustee with respect to all Subordinated Notes, such successor Trustee so appointed will execute, acknowledge and deliver to the Company and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee will become effective and such successor Trustee, without any further act, deed or conveyance, will become vested with all the rights, powers, trusts and duties hereunder of the retiring Trustee; but, on the request of the Company or such successor Trustee, such retiring Trustee, upon payment of its charges, will execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and, subject to Section 903, will duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 507.

(2) Upon the appointment hereunder of any successor Trustee with respect to the Subordinated Notes, the Company, the retiring Trustee and such successor Trustee will execute and deliver an indenture supplemental hereto wherein each successor Trustee will accept such appointment and which (i) will contain such provisions as will be necessary or desirable to transfer and confirm to, and to vest in, such successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Subordinated Notes, (ii) if the retiring Trustee is not retiring with respect to all Subordinated Notes, will contain such provisions as will be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Subordinated Notes will continue to be vested in the retiring Trustee, and (iii) will add to or change any of the provisions of this Indenture as will be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture will constitute such Trustees co-trustees of the same trust, that each such Trustee will be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and that no Trustee will be responsible for any notice given to, or received by, or any act or failure to act on the part of any other Trustee hereunder, and, upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee will become effective to the extent provided therein, such retiring Trustee will have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture with respect to the Subordinated Notes other than as hereinafter expressly set forth, and such successor Trustee, without any further act, deed or conveyance, will become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Subordinated Notes; but, on request of the Company or such successor Trustee, such retiring Trustee, upon payment of its charges with respect to the Subordinated Notes and subject to Section 903 will duly assign, transfer and deliver to such successor Trustee, to the extent contemplated by such supplemental indenture, the property and money held by such retiring Trustee hereunder with respect to the Subordinated Notes, subject to its claim, if any, provided for in Section 507.

(3) Upon request of any Person appointed hereunder as a successor Trustee, the Company will execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (1) or (2) of this Section, as the case may be.

(4) No Person will accept its appointment hereunder as a successor Trustee unless at the time of such acceptance such successor Person will be qualified and eligible under this Article.

Section 511 Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee will be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, will be the successor of the Trustee hereunder (provided that such corporation will otherwise be qualified and eligible under this Article), without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Subordinated Notes will have been authenticated but not delivered by the Trustee then in office, any such successor to such authenticating Trustee may adopt such authentication and deliver the Subordinated Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Subordinated Notes. In case any Subordinated Notes will not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Subordinated Notes in either its own name or that of its predecessor Trustee.

Section 512 Appointment of Authenticating Agent.

The Trustee may appoint one or more Authenticating Agents acceptable to the Company with respect to the Subordinated Notes which will be authorized to act on behalf of the Trustee to authenticate Subordinated Notes issued upon original issue, exchange, registration of transfer, partial redemption, partial repayment, partial conversion or exchange for Common Stock or other securities or property, or in accordance with Section 210, and Subordinated Notes so authenticated will be entitled to the benefits of this Indenture and will be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Subordinated Notes by the Trustee or the Trustee’s certificate of authentication, such reference will be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.

Each Authenticating Agent will be reasonably acceptable to the Company and, except as provided in or under this Indenture, will at all times be a corporation that would be permitted by the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act, is authorized under applicable law and by its charter to act as an Authenticating Agent and has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000. If at any time an Authenticating Agent will cease to be eligible in accordance with the provisions of this Section, it will resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent will be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, will be the successor of such Authenticating Agent hereunder, provided such corporation will be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent will cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent that will be acceptable to the Company and will mail written notice of such appointment by first-class mail, postage prepaid, to all Holders with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Subordinated Note Register. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, will become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent will be appointed unless eligible under the provisions of this Section 512.

The Company agrees to pay each Authenticating Agent from time to time reasonable compensation for its services under this Section. If the Trustee makes such payments, it will be entitled to be reimbursed for such payments, subject to the provisions of Section 507. The provisions of Section 212, Section 504 and Section 505 will be applicable to each Authenticating Agent. If an Authenticating Agent is appointed with respect to one or more Series of Subordinated Notes under this Section, the Subordinated Notes of such Series may have endorsed thereon, in addition to or in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication in substantially the following form:

This is one of the Subordinated Notes of the Series designated herein referred to in the within-mentioned Indenture.

As Trustee

By:

As Authenticating Agent

By:

As Authenticating Signatory

If all of the Subordinated Notes of any Series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Subordinated Notes upon original issuance located in a Place of Payment where the Company desires to have Subordinated Notes of such Series authenticated upon original issuance, the Trustee, if so requested in writing, will appoint in accordance with this Section an Authenticating Agent having an office in a Place of Payment designated by the Company with respect to such Series of Subordinated Notes.

Section 513 Preferred Collection of Claims against Company.

If and when the Trustee will be or become a creditor of the Company (or any other obligor upon the Subordinated Notes), the Trustee will be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

ARTICLE VI.
HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 601 Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company will cause to be furnished to the Trustee at least semiannually on January 1 and July 1 a listing of the Holders dated within 10 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

Section 602 Preservation of Information; Communications to Holders.

The Trustee will comply with the obligations imposed upon it in accordance with Section 312 of the Trust Indenture Act.

Every Holder of Subordinated Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company, the Trustee, any Paying Agent or any Registrar will be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Subordinated Notes in accordance with Section 312(c) of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee will not be held accountable by reason of mailing any material in accordance with a request made under Section 312(b) of the Trust Indenture Act.

Section 603 Reports by Trustee.

(1) Within 60 days after July 15 of each year commencing with the first July 15 following the first issuance of Subordinated Notes in accordance with Section 204, if required by Section 313(a) of the Trust Indenture Act, the Trustee will transmit, in accordance with Section 313(c) of the Trust Indenture Act, a brief report dated as of such July 15 with respect to any of the events specified in said Section 313(a) and Section 313(b)(2) that may have occurred since the later of the immediately preceding July 15 and the date of this Indenture.

(2) The Trustee will transmit the reports required by Section 313(a) of the Trust Indenture Act at the times specified therein.

(3) Reports under this Section will be transmitted in the manner and to the Persons required by Section 313(c) and Section 313(d) of the Trust Indenture Act.

Section 604 Reports by Company.

(1) The Company, in accordance with Section 314(a) of the Trust Indenture Act, will:

(a) file with the Trustee, within 15 days after the Company files the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Company may be required to file with the Commission in accordance with Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports in accordance with either of said Sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports that may be required in accordance with Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional certificates, information, documents and reports with respect to compliance by the Company, with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(c) transmit to the Holders within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Company in accordance with paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(2) The Company intends to file the reports referred to in Section 604(1) with the Commission in electronic form in accordance with Regulation S-T of the Commission using the Commission’s Electronic Data Gathering, Analysis and Retrieval system. Compliance with the foregoing, or any successor electronic system approved by the Commission, will constitute delivery by the Company of such reports to the Trustee and Holders in compliance with the provision of Section 604(1) and Trust Indenture Act Section 314(a). Notwithstanding anything to the contrary herein, the Trustee will have no duty to search for or obtain any electronic or other filings that the Company makes with the Commission, regardless of whether such filings are periodic, supplemental or otherwise. Delivery of the reports, information and documents to the Trustee in accordance with this Section 604(2) will be solely for the purposes of compliance with this Section 604(2) and with Trust Indenture Act Section 314(a). The Trustee’s receipt of such reports, information and documents is for informational purposes only and the Trustee’s receipt of such will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

ARTICLE VII.
SUCCESSORS

Section 701 Merger, Consolidation or Sale of All or Substantially All Assets.

The Company will not, in any transaction or series of related transactions, consolidate with or merge into any Person or sell, assign, transfer, lease or otherwise convey all or substantially all its properties and assets to any Person, unless:

(1) either the Company will be the continuing Person (in the case of a merger), or the successor Person (if other than the Company) formed by such consolidation or into which the Company is merged or which acquires by sale, assignment, transfer, lease or other conveyance all or substantially all the properties and assets of the Company will be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and will expressly assume, by an indenture (or indentures, if at such time there is more than one Trustee) supplemental hereto, executed by such successor corporation and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, any premium and interest on, all the Outstanding Subordinated Notes and the due and punctual performance and observance of every obligation in this Indenture and the Outstanding Subordinated Notes on the part of the Company to be performed or observed, and which supplemental indenture will provide for conversion or exchange rights in accordance with the provisions of the Subordinated Notes of any Series that are convertible or exchangeable into Common Stock or other securities;

(2) immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of the Company or any Subsidiary as a result of that transaction as having been incurred by the Company or any Subsidiary at the time of the transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, will have occurred and be continuing; and

(3) either the Company or the successor Person will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease or other conveyance and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article VII and that all conditions precedent herein provided for relating to such transaction have been complied with.

For purposes of the foregoing, any sale, assignment, transfer, lease or other conveyance of all or any of the properties and assets of one or more Subsidiaries of the Company (other than to the Company or another Subsidiary), which, if such properties and assets were owned by the Company, would constitute all or substantially all of the Company’s properties and assets, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Section 702 Successor Person Substituted for Company.

Upon any consolidation by the Company with or merger of the Company into any other Person or any sale, assignment, transfer, lease or conveyance of all or substantially all of the properties and assets of the Company to any Person in accordance with Section 701, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, assignment, transfer, lease or other conveyance is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; and thereafter, except in the case of a lease, the predecessor Person will be released from all obligations and covenants under this Indenture and the Subordinated Notes.

ARTICLE VIII.
SUPPLEMENTAL INDENTURES

Section 801 Supplemental Indentures without Consent of Holders.

Without the consent of any Holders of Subordinated Notes, the Company (when authorized by or in accordance with a Board Resolution) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company contained herein and in the Subordinated Notes;

(2) to add to the covenants of the Company for the benefit of the Holders of all or any Series of Subordinated Notes (as will be specified in such supplemental indenture or indentures) or to surrender any right or power herein conferred upon the Company with respect to all or any Series of Subordinated Notes issued under this Indenture (as will be specified in such supplemental indenture or indentures);

(3) to permit or facilitate the issuance of Subordinated Notes of a Series in uncertificated or global form, provided any such action will not adversely affect the interests of the Holders of Subordinated Notes of any Series;

(4) to establish any Series of Subordinated Notes and the form or terms of Subordinated Notes for any Series as permitted by Section 201 and Section 204, including, without limitation, any Subordination Provisions and any conversion or exchange provisions applicable to Subordinated Notes that are convertible or exchangeable for other securities or property, and any deletions from or additions or changes to this Indenture in connection therewith (provided that such deletions, additions and changes will not be applicable to any other Series of Subordinated Notes then Outstanding);

(5) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Subordinated Notes of one or more Series and to add to or change any of the provisions of this Indenture as will be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, in accordance with the requirements of Section 510;

(6) to cure any ambiguity or to correct or supplement any provision herein that may be defective or that may be inconsistent with any other provision herein;

(7) to make any other provisions with respect to matters or questions arising under this Indenture that will not adversely affect the interests of the Holders of Subordinated Notes of any Series then Outstanding;

(8) to add any additional Events of Default with respect to all or any Series of Subordinated Notes (as will be specified in such supplemental indenture);

(9) to supplement any of the provisions of this Indenture to such extent as will be necessary to permit or facilitate the Legal Defeasance, Covenant Defeasance and/or satisfaction and discharge of the Subordinated Notes of any Series in accordance with Article III, provided that any such action will not adversely affect the interests of any Holder of a Subordinated Note of such Series or any other Subordinated Note;

(10) to make provisions with respect to conversion or exchange rights of Holders of Subordinated Notes of any Series;

(11) to amend, supplement or eliminate any provision contained herein or in any supplemental indenture or in any Subordinated Notes (which amendment or supplement may apply to one or more Series of Subordinated Notes or to one or more Subordinated Notes within any Series as specified in the supplemental indenture or indentures), provided that such amendment, supplement or elimination does not apply to any Outstanding Subordinated Note issued prior to the date of such supplemental indenture and entitled to the benefits of such provision;

(12) in the case of any Series of Subordinated Notes which are convertible or exchangeable for Common Stock or other securities or property, to safeguard or provide for the conversion or exchange rights, as the case may be, of such Subordinated Notes in the event of a reclassification or change of outstanding shares of Common Stock or any merger, consolidation, statutory share exchange or combination of the Company with or into another Person or any sale, lease, assignment, transfer, disposition or other conveyance of all or substantially all of the properties or assets of the Company to any other Person or other similar transactions, if expressly required by the terms of such Series of Subordinated Notes established in accordance with Section 204;

(13) to add to, delete from or revise the conditions, limitations or restrictions on issue, authentication and delivery of Subordinated Note of any Series;

(14) to conform any provision in this Indenture to the requirements of the Trust Indenture Act; or

(15) to make any change that does not adversely affect the legal rights under this Indenture of any Holder of Subordinated Notes of any Series issued under this Indenture.

Section 802 Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Subordinated Notes of each Series affected by the supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company (when authorized by or in accordance with a Board Resolution), and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of the Subordinated Notes of such Series or of modifying in any manner the rights of the Holders of Subordinated Notes of such Series under this Indenture; provided, that no such supplemental indenture, without the consent of the Holder of each Outstanding Subordinated Note affected thereby, will

(1) reduce the rate of or change the time for payment of interest, including Defaulted Interest, on any Subordinated Notes;

(2) reduce the principal of or change the Stated Maturity of any Subordinated Notes, or change the date on which any Subordinated Notes may be subject to redemption or reduce the Redemption Price therefore;

(3) make any Subordinated Note payable in money other than Dollars;

(4) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Subordinated Note on or after the due date thereof or to bring suit to enforce such payment;

(5) reduce the percentage in principal amount of the Outstanding Subordinated Notes of any Series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in Section 412 or Section 906 of this Indenture; or

(6) modify any of the provisions of this Section 802, Section 412 or Section 906, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Subordinated Note affected thereby.

A supplemental indenture that change or eliminates any covenant or other provision of this Indenture which will have been included solely for the benefit of one or more particular Series of Subordinated Notes, or which modifies the rights of the Holders of Subordinated Notes of such Series with respect to such covenant or other provision, will be deemed not to affect the rights under this Indenture of the Holders of the Subordinated Notes of any other Series.

Anything in this Indenture the contrary notwithstanding, if more than one Series of Subordinated Notes is Outstanding, the Company will be entitled to enter into a supplemental indenture under this Section with respect to any one or more Series of Outstanding Subordinated Notes without entering a supplemental indenture with respect to any other Series of Outstanding Subordinated Notes.

It will not be necessary for any Act of Holders under this Section 802 to approve the particular form of any proposed supplemental indenture, but it will be sufficient if such Act will approve the substance thereof.

Section 803 Execution of Supplemental Indentures.

As a condition to executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article VIII or the modifications thereby of the trust created by this Indenture, the Trustee will be entitled to receive, and (subject to Section 501) will be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel to the effect that the execution of such supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable obligation of, the Company, subject to customary exceptions. The Trustee may, but will not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 804 Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article VIII, this Indenture will be modified in accordance therewith, and such supplemental indenture will form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder.

Section 805 Reference in Subordinated Notes to Supplemental Indentures.

Subordinated Notes of any Series authenticated and delivered after the execution of any supplemental indenture in accordance with this Article VIII may, and will if required by the Company, bear a notation in form approved by the Company as to any matter provided for in such supplemental indenture. If the Company will so determine, new Subordinated Notes of any Series so modified as to conform, in the opinion of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Subordinated Notes of such Series.

Section 806 Effect on Senior Indebtedness.

No supplemental indenture will directly or indirectly modify or eliminate the Subordination Provisions or the definition of “Senior Indebtedness” applicable with respect to the Subordinated Notes of any Series in any manner that might terminate or impair the subordination of such Series of Subordinated Notes to such Senior Indebtedness without the prior written consent of each of the holders of such Senior Indebtedness.

Section 807 Conformity with Trust Indenture Act.

Every supplemental indenture executed in accordance with this Article will conform to the requirements of the Trust Indenture Act as then in effect.

ARTICLE IX.
COVENANTS

Section 901 Payment of Principal, Premium and Interest.

The Company covenants and agrees for the benefit of the Holders of the Subordinated Notes of each Series that it will duly and punctually pay the principal of, any premium and interest on, the Subordinated Notes of such Series, in accordance with the terms thereof and this Indenture. Principal, premium (if any) and interest will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m., [ ] time, on any Interest Payment Date, an amount in immediately available funds provided by the Company that is designated for and sufficient to pay all principal and interest then due.

Section 902 Maintenance of Office.

The Company will maintain an office or agency in each Place of Payment for any Series of Subordinated Notes an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee or Registrar) where Subordinated Notes of such Series may be surrendered for registration of transfer or for exchange, where Subordinated Notes of such Series that are convertible or exchangeable may be surrendered for conversion or for exchange, and where notices and demands to or upon the Company in respect of the Subordinated Notes of such Series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Subordinated Notes of one or more Series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Subordinated Notes of any Series for such purpose. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Unless otherwise provided in or under this Indenture, the Company hereby designates the Corporate Trust Office of the Trustee in [ ] as one such office or agency of the Company for each Series of Subordinated Notes in accordance with Section 902.

Section 903 Money for Subordinated Notes Payments to Be Held in Trust.

If the Company will at any time act as its own Paying Agent with respect to any Series of Subordinated Notes, it will, on or before each due date of the principal of, any premium or interest on, any of the Subordinated Notes of such Series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in Dollars sufficient to pay the principal, any premium and interest, as the case may be, so becoming due until such sums will be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company will have one or more Paying Agents for any Series of Subordinated Notes, it will, on or prior to each due date of the principal of, or any premium or interest on, any Subordinated Notes of such Series, deposit with any Paying Agent a sum in Dollars sufficient to pay the principal, any premium and interest, as the case may be, so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent for any Series of Subordinated Notes other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent will agree with the Trustee, subject to the provisions of this Section that such Paying Agent will:

(1) hold all sums held by it for the payment of the principal of, any premium or interest on, the Subordinated Notes of such Series in trust for the benefit of the Persons entitled thereto until such sums will be paid to such Persons or otherwise disposed of as provided in or under this Indenture;

(2) give the Trustee notice of any default by the Company (or any other obligor upon the Subordinated Notes of such Series) in the making of any payment of principal, any premium or interest on, the Subordinated Notes of such Series; and

(3) at any time during the continuance of any such default, upon the written request of the Trustee, pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent will be released from all further liability with respect to such sums.

Except as otherwise provided in or under this Indenture, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, any premium or interest on, any Subordinated Note of any Series and remaining unclaimed for two years after such principal or interest will have become due and payable will be paid to the Company upon a Company Request, or (if then held by the Company) will be discharged from such trust; and the Holder of such Subordinated Note will thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, not later than 30 days after the Company’s request for such repayment, at the expense of the Company cause to be published once, in an Authorized Newspaper in each Place of Payment for such Series or to be mailed to the Holders of Subordinated Notes of such Series, or both, notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such publication or mailing nor will it be earlier than two years after such principal and or interest will have become due and payable, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 904 Corporate Existence.

Subject to Article VII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect (i) the corporate existence of the Company, (ii) the existence (corporate or other) of each Significant Subsidiary and (iii) the rights (charter and statutory), licenses and franchises of the Company and each of its Significant Subsidiaries; provided, however, that the Company will not be required to preserve the existence (corporate or other) of any of its Significant Subsidiaries or any such right, license or franchise of the Company or any of its Significant Subsidiaries if the Board of Directors of the Company determines that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Significant Subsidiaries taken as a whole and that the loss thereof will not be disadvantageous in any material respect to the Holders.

Section 905 Maintenance of Properties.

The Company will, and will cause each Significant Subsidiary to, cause all its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section will prevent the Company or any Significant Subsidiary from discontinuing the operation and maintenance of any of their respective properties if such discontinuance is, in the judgment of the Board of Directors of the Company or of any Significant Subsidiary, as the case may be, desirable in the conduct of its business.

Section 906 Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 902 to Section 905, inclusive, with respect to the Subordinated Notes of any Series if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Subordinated Notes of such Series, by Act of such Holders, either will waive such compliance in such instance or generally will have waived compliance with such term, provision or condition, but no such waiver will extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver will become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition will remain in full force and effect.

Section 907 Company Statement as to Compliance.

The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate covering the preceding calendar year, stating whether or not, to the best of his or her knowledge, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to notice requirements or periods of grace) and if the Company will be in default, specifying all such defaults and the nature and status thereof of which he or she may have knowledge.

ARTICLE X.
REDEMPTION

Section 1001 Applicability of Article.

Redemption of Subordinated Notes of any Series at the option of the Company as permitted or required by the terms of such Subordinated Notes will be made in accordance with the terms of such Subordinated Notes and (except as otherwise provided in or under this Indenture) this Article.

Section 1002 Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Subordinated Notes will be evidenced by a Company Order. In case of any redemption of less than all of the Subordinated Notes of any Series, the Company will, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice will be satisfactory to the Trustee, but in any event not less than 45 days prior to the Redemption Date), notify the Trustee, of such Redemption Date and of the principal amount of Subordinated Notes of such Series to be redeemed and, in the event that the Company will determine that the Subordinated Notes of any Series to be redeemed will be selected from Subordinated Notes of such Series having the same issue, date, interest rate or interest rate formula, Stated Maturity and other terms (the “Equivalent Terms”), the Company will notify the Trustee of the Equivalent Terms.

In the case of any redemption of Subordinated Notes (i) prior to the expiration of any restriction on such redemption provided in the terms of such Subordinated Notes or elsewhere in this Indenture or (ii) in accordance with an election of the Company that is subject to a condition specified in the terms of such Subordinated Notes or elsewhere in this Indenture, the Company will furnish to the Trustee an Officers’ Certificate evidencing compliance with such restriction or condition.

Section 1003 Selection by Trustee of Subordinated Notes to be Redeemed.

If less than all of the Subordinated Notes of any Series are to be redeemed or if less than all of the Subordinated Notes of any Series with Equivalent Terms are to be redeemed, the particular Subordinated Notes to be redeemed will be selected not more than 45 days prior to the Redemption Date by the Trustee from the Outstanding Subordinated Notes of such Series or from the Outstanding Subordinated Notes of such Series with Equivalent Terms, as the case may be, not previously called for redemption unless otherwise required by law or applicable depositary requirements, by lot or such method as the Trustee will deem fair and appropriate and which may provide for the selection for redemption of portions of the principal amount of Subordinated Notes of such Series; provided, however, that no such partial redemption will reduce the portion of the principal amount of a Subordinated Note of such Series not redeemed to less than the minimum denomination for a Subordinated Note of such Series established in or under this Indenture.

The Trustee will promptly notify the Company and the Registrar (if other than itself) in writing of the Subordinated Notes selected for redemption and, in the case of any Subordinated Notes selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Subordinated Notes will relate, in the case of any Subordinated Notes redeemed or to be redeemed only in part, to the portion of the principal of such Subordinated Notes which has been or is to be redeemed.

Unless otherwise specified in or under this Indenture or the Subordinated Notes of any Series, if any Subordinated Note selected for partial redemption is converted or exchanged for Common Stock or other securities or property in part before termination of the conversion or exchange right with respect to the portion of the Subordinated Note so selected, the converted or exchanged portion of such Subordinated Note will be deemed (so far as may be) to be the portion selected for redemption. Subordinated Notes which have been converted or exchanged during a selection of Subordinated Notes to be redeemed will be treated by the Trustee as Outstanding for the purpose of such selection.

Section 1004 Notice of Redemption.

Notice of redemption will be given in the manner provided in Section 105, not less than 30 nor more than 60 days prior to the Redemption Date, unless a shorter period is specified in the Subordinated Notes to be redeemed, to the Holders of Subordinated Notes to be redeemed. Failure to give notice by mailing in the manner herein provided to the Holder of any Subordinated Notes designated for redemption as a whole or in part, or any defect in the notice to any such Holder, will not affect the validity of the proceedings for the redemption of any other Subordinated Notes or portions thereof.

Any notice that is mailed to the Holder of any Subordinated Notes in the manner herein provided will be conclusively presumed to have been duly given, whether or not such Holder receives the notice.

All notices of redemption will state:

(1) the Redemption Date,

(2) the Redemption Price,

(3) if less than all Outstanding Subordinated Notes of any Series are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Subordinated Note or Subordinated Notes to be redeemed,

(4) that, in case any Subordinated Note is to be redeemed in part only, on and after the Redemption Date, upon surrender of such Subordinated Note, the Holder of such Subordinated Note will receive, without charge, a new Subordinated Note or Subordinated Notes of authorized denominations for the principal amount thereof remaining unredeemed,

(5) that, on the Redemption Date, the Redemption Price will become due and payable upon each such Subordinated Note or portion thereof to be redeemed, together (if applicable) with accrued and unpaid interest, if any, thereon (subject, if applicable, to the provisos to the first paragraph of Section 1006), and, if applicable, that interest thereon will cease to accrue on and after said date,

(6) the place or places where such Subordinated Notes are to be surrendered for payment of the Redemption Price and any accrued interest pertaining thereto,

(7) in the case of Subordinated Notes of any Series that are convertible or exchangeable into Common Stock or other securities or property, the then current conversion or exchange price or rate, the date or dates on which the right to convert or exchange the principal of the Subordinated Notes of such Series to be redeemed will commence or terminate, as applicable, and the place or places where and the Persons to whom such Subordinated Notes may be surrendered for conversion or exchange,

(8) if the Redemption Price or any portion thereof will be payable, at the option of the Company of any Holders, in cash or in Common Stock or other securities or property (or a combination thereof), a statement as to whether the Company has elected to pay the Redemption Price in cash or in Common Stock or other securities or property or a combination thereof and, if applicable, the portion of the Redemption Price that is to be paid in cash or in Common Stock or other securities or property, and

(9) the authority for such redemption.

The notice of redemption may include the CUSIP number reference numbers of such Subordinated Notes, if any (or any other numbers used by a Depositary to identify such Subordinated Notes).

Notice of redemption of Subordinated Notes to be redeemed at the election of the Company will be given by the Company or, at the Company’s request delivered at least 10 days before the date such notice is to be given (unless a shorter period will be acceptable to the Trustee), by the Trustee in the name and at the expense of the Company.

Section 1005 Deposit of Redemption Price.

On or prior to 11:00 a.m., [ ] time, on any Redemption Date, the Company will deposit, with respect to the Subordinated Notes of any Series called for redemption in accordance with Section 1004, with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 903) an amount sufficient to pay the Redemption Price of, and (except if the Redemption Date will be an Interest Payment Date, unless otherwise specified in accordance with Section 204 for or in the Subordinated Notes of such Series) any accrued interest on, all such Subordinated Notes or portions thereof which are to be redeemed on that date, except that, if the Subordinated Notes of such Series are convertible or exchangeable into Common Stock or other securities or property, no such deposit will be required with respect to any such Subordinated Notes (or portions thereof) which have been converted or exchanged prior to such Redemption Date.

Section 1006 Subordinated Notes Payable on Redemption Date.

Notice of redemption having been given as provided above, the Subordinated Notes so to be redeemed (except, in the case of Subordinated Notes which are convertible or exchangeable into Common Stock or other securities or property, any such Subordinated Notes which no such will have so converted or exchanged prior to the applicable Redemption Date) will, on the Redemption Date, become due and payable at the Redemption Price therein specified, together with (unless otherwise provided with respect to Subordinated Notes of such Series in accordance with Section 204) accrued and unpaid interest, if any, thereon and from and after such date (unless the Company will default in the payment of the Redemption Price and accrued interest, if any) such Subordinated Notes will cease to bear interest. Upon surrender of any such Subordinated Note for redemption in accordance with said notice, such Subordinated Note will be paid by the Company at the Redemption Price, together with, unless otherwise provided in or under this Indenture, any accrued and unpaid interest thereon to but excluding the Redemption Date; provided, however, that, except as otherwise specified in or under this Indenture or the Subordinated Notes of such Series, installments of interest on Subordinated Notes whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Subordinated Notes registered as such at the close of business on the Regular Record Dates therefor according to their terms and the provisions of Section 211.

If any Subordinated Note called for redemption will not be so paid upon surrender thereof for redemption, the principal and any premium, until paid, will bear interest from the Redemption Date at the rate prescribed therefor in the Subordinated Note or, if no rate is prescribed therefor in the Subordinated Note, at the rate of interest, if any, borne by such Subordinated Note.

Section 1007 Subordinated Notes Redeemed in Part.

Any Subordinated Note which is to be redeemed only in part will be surrendered at any office or agency for such Subordinated Note (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company will execute and the Trustee will authenticate and deliver to the Holder of such Subordinated Note without service charge, a new Subordinated Note or Subordinated Notes of the same Series, containing identical terms and provisions, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Subordinated Note so surrendered. If a Subordinated Note in global form is so surrendered, the Company will execute, and the Trustee will authenticate and deliver to the Depositary for such Subordinated Note in global form as will be specified in the Company Order with respect thereto to the Trustee, without service charge, a new Subordinated Note in global form in a denomination equal to and in exchange for the unredeemed portion of the principal of the Subordinated Note in global form so surrendered.

Upon surrender of a Subordinated Note that is redeemed in part, the Company will issue and the Trustee will authenticate for the Holder at the expense of the Company a new Subordinated Note equal in principal amount to the unredeemed portion of the Note surrendered representing the same indebtedness to the extent not redeemed.

Notwithstanding anything in this Indenture to the contrary, only a Company Order and not an Opinion of Counsel or an Officers’ Certificate of the Company is required for the Trustee to authenticate such new Subordinated Note.

ARTICLE XI.
SUBORDINATION

Section 1101 Agreement to Subordinate.

The Company, for itself, its successors and assigns, covenants and agrees, and each Holder of Subordinated Notes of any Series by the Holder’s acceptance thereof, likewise covenants and agrees that:

(1) the payment of the principal of (and premium, if any) and interest, if any (including amounts payable on redemption or repurchase), on each and all of the Subordinated Notes of such Series is and will be expressly subordinated, to the extent and in the manner provided in the Subordination Provisions established with respect to the Subordinated Notes of such Series in accordance with Section 204(20) hereof, in right of payment to the prior payment in full of all Senior Indebtedness (as defined for purposes of such Series); and

(2) in the event of insolvency, bankruptcy, receivership, liquidation or other marshalling of assets and liabilities of the Company, the holder of Senior Indebtedness (as defined for purposes of such Series) will be entitled to receive payment in full of all of the principal of, and premium, if any, and accrued and unpaid interest on, such Senior Indebtedness then outstanding before any Holder of Subordinated Notes of such Series receives any payment of the principal amount of, or the premium, if any, or interest on, such Subordinated Notes of such Series.

Section 1102 Trustee Knowledge of Senior Indebtedness.

Notwithstanding the provisions of this Article XI or any other provisions of this Indenture or any other supplemental indenture issued in accordance with Article VIII of this Indenture, neither the Trustee nor any Paying Agent will be charged with knowledge of the existence of any Senior Indebtedness or of any event that would prohibit the making of any payment or moneys to or by the Trustee or such Paying Agent, unless and until a Responsible Officer of the Trustee or such Paying Agent will have received written notice thereof from the Company or from the holder of any Senior Indebtedness or from the representative of any such holder.

Section 1103 Senior Indebtedness to Trustee.

The Trustee will be entitled to all of the rights set forth in this Article XI in respect of any Senior Indebtedness at any time held by it in its individual capacity to the same extent as any other holder of such Senior Indebtedness, and nothing in this Indenture or any other supplemental indenture issued in accordance with Article VIII of this Indenture will be construed to deprive the Trustee of any of its rights as such holder.

Section 1104 Subordination Not Applicable to Trustee Compensation.

Nothing contained in this Article XI will apply to the claims of, or payments to, the Trustee under Section 507 of this Indenture.

The Trustee hereby accepts the trusts in this Indenture upon the terms and conditions set forth herein.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly signed as of the date first written above.

GUARANTY BANCSHARES, INC.

By:
Name:
Title:

[ ],
As Trustee

By:
Name:
Title: